                                                                    EXHIBIT 4.08

================================================================================

                              FEDERATED INVESTORS

                      7.96% Senior Secured Notes due 2006



                         ----------------------------
                            NOTE PURCHASE AGREEMENT
                         ----------------------------


                           Dated as of June 15, 1996




================================================================================
[Exhibit 1.2(e) is a photocopy of the document as executed and delivered. Exhibits 4.4(a) and 4.4(b) are photocopies of the opinions as delivered.]

                               Table of Contents
                               -----------------

                                                                  Page
                                                                  ----
1.  AUTHORIZATION OF NOTES, ETC....................................  1
     1.1.  The Notes...............................................  1
     1.2.  Security for the Notes; the Intercreditor
            Agreement..............................................  1

2.  SALE AND PURCHASE OF NOTES.....................................  2

3.  CLOSING........................................................  2

4.  CONDITIONS TO CLOSING..........................................  3
     4.1.  Representations and Warranties..........................  3
     4.2.  Performance; No Default.................................  3
     4.3.  Compliance Certificates.................................  3
     4.4.  Opinions of Counsel.....................................  3
     4.5.  Security Documents; Intercreditor Agreement.............  4
     4.6.  Purchase Permitted by Applicable Law, etc...............  4
     4.7.  Sale of Notes to Other Purchasers.......................  4
     4.8.  Payment of Special Counsel Fees.........................  4
     4.9.  Private Placement Number................................  4
     4.10. Changes in Corporate Structure..........................  5
     4.11. Proceedings and Documents...............................  5

5.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY..................  5
     5.1.  Organization; Power and Authority; Capital
            Stock..................................................  5
     5.2.  Authorization, etc......................................  6
     5.3.  Disclosure..............................................  6
     5.4.  Organization and Ownership of Shares of
            Subsidiaries; Affiliates...............................  6
     5.5.  Financial Statements....................................  7
     5.6.  Compliance with Laws, Other Instruments, etc............  7
     5 7.  Governmental Authorizations, etc........................  8
     5.8   Litigation; Observance of Agreements, Statutes
            and Orders.............................................  8
     5.9.  Taxes...................................................  9
     5.10. Title to Property; Leases...............................  9
     5.11. Licenses, Permits, etc..................................  9
     5.12. Compliance with ERISA................................... 10
     5.13. Private Offering by the Company......................... 11
     5.14. Use of Proceeds; Margin Regulations..................... 11
     5.15. Existing Indebtedness; Future Liens..................... 12
     5.16. Foreign Assets Control Regulations, etc................. 12
     5.17. Status Under Certain Statutes........................... 12
     5.18. Solvency................................................ 13
     5.19. Environmental Matters................................... 13
     5.20. Matters Relating to the Collateral...................... 14

6.  REPRESENTATIONS OF THE PURCHASER............................... 15
     6.1.  Purchase for Investment................................. 15
     6.2.  Source of Funds......................................... 15

7.  INFORMATION AS TO THE COMPANY.................................. 16
     7.1.  Financial and Business Information...................... 16
     7.2   Officer's Certificate................................... 19
     7.3.  Inspection.............................................. 20

8.  PREPAYMENT OF THE NOTES........................................ 21
     8.1.  Required Prepayments.................................... 21
     8.2.  Optional Prepayments.................................... 21
     8.3.  Notice of Prepayments................................... 21
     8.4.  Allocation of Partial Prepayments....................... 22
     8.5.  Maturity; Surrender, etc................................ 22
     8.6.  Purchase of Notes....................................... 22
     8.7.  Make-Whole Amount....................................... 23

9.  AFFIRMATIVE COVENANTS.......................................... 24
     9.1.  Compliance with Law..................................... 24
     9.2.  Insurance............................................... 25
     9.3.  Maintenance of Properties............................... 25
     9.4.  Payment of Taxes and Claims............................. 25
     9.5.  Maintain Existence, Lines of Business, etc.............. 26

10. NEGATIVE COVENANTS............................................. 26
     10.1.  Priority Indebtedness.................................. 26
     10.2.  Liens.................................................. 27
     10.3.  Certain Financial Conditions........................... 29
     10.4.  Restricted Payments.................................... 29
     10.5.  Asset Sales............................................ 30
     10.6.  Merger, Consolidation, etc............................. 32
     10.7.  Change in Management................................... 33
     10.8.  Designation of Restricted and Unrestricted
            Subsidiaries........................................... 33
     10.9.  Transactions with Affiliates........................... 34

11. EVENTS OF DEFAULT.............................................. 34

12. REMEDIES ON DEFAULT, ETC....................................... 37
     12.1.  Acceleration........................................... 37
     12.2.  Other Remedies......................................... 37
     12.3.  Rescission............................................. 38
     12.4.  No Waivers or Election of Remedies, Expenses,
            etc.................................................... 38

13. REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.................. 38
     13.1.  Registration of Notes.................................. 38
     13.2.  Transfer and Exchange of Notes......................... 39
     13.3.  Replacement of Notes................................... 39

14. PAYMENTS ON NOTES.............................................. 40
     14.1.  Place of Payment....................................... 40
     14.2.  Home Office Payment.................................... 40

15. EXPENSES, ETC.................................................. 41
     15.1.  Transaction Expenses................................... 41
     15.2.  Survival............................................... 42

                                     (ii)

16. SURVIVAL OF REPRESENTATIONS AND WARRANTIES  ENTIRE
     AGREEMENT......................................................... 42

17. AMENDMENT AND WAIVER............................................... 42
     17.1.     Requirements............................................ 42
     17.2.     Solicitation of Holders of Notes........................ 43
     17.3.     Binding Effect, etc..................................... 43
     17.4      Noted Held by the Company, etc.......................... 44

18. NOTICES............................................................ 44

19. REPRODUCTION OF DOCUMENTS.......................................... 44

20. CONFIDENTIAL INFORMATION........................................... 45

21. SUBSTITUTION OF PURCHASER.......................................... 46

22. MISCELLANEOUS...................................................... 46
     22.1.     Successors and Assigns.................................. 46
     22.2.     Construction............................................ 46
     22.3.     Jurisdiction and Process; Waiver of Jury Trial.......... 47
     22.4.     Payments Due on Non-Business Days....................... 48
     22.5.     Severability............................................ 48
     22.6.     Accounting Terms........................................ 48
     22.7.     Counterparts............................................ 48
     22.8.     Governing Law........................................... 48
     22.9.     Limitation of Liability................................. 49

Schedule A          - -  Names and Addresses of Purchasers
Schedule B          - -  Defined Terms

Exhibit 1.1         - -  Form of 7.96% Senior Secured Note due 2006
Exhibit 1.2(a)      - -  List of Security Documents
Exhibit 1.2(b)      - -  Form of Pledge Agreement
Exhibit 1.2(c)      - -  Form of Security Agreement
Exhibit 1.2 (d)     - -  Form of Intercompany Subordination Agreement
Exhibit 1.2(e)      - -  Form of Intercreditor Agreement
Exhibit 4.4(a)      - -  Form of Opinion of Counsel for the
                           Company, the Grantors and the Pledgors
Exhibit 4.4(b)      - -  Form of Opinion of Special Counsel for the Purchasers

Schedule 5.1        - -  Capital Stock
Schedule 5.4        - -  Subsidiaries
Schedule 5.5        - -  Financial Statements
Schedule 5.9        - -  Taxes
Schedule 5.15       - -  Existing Indebtedness and Liens

                                     (iii)

                              FEDERATED INVESTORS
                           Federated Investors Tower
                           Pittsburgh, PA 15222-3779



                                                              New York, New York
                                                             As of June 15, 1996



TO THE PURCHASER LISTED IN THE
   ATTACHED SCHEDULE A WHICH
   IS A SIGNATORY HERETO:


Ladies and Gentlemen:

          FEDERATED INVESTORS a Delaware business trust (the "COMPANY), agrees with you as follows:



1.     AUTHORIZATION OF NOTES, ETC.

1.1.   THE NOTES.

          The Company has duly authorized the issue and sale of $98,000,000 aggregate principal amount of its 7.96% Senior Secured Notes due 2006 (the "NOTES"), each such note to be substantially in the form set out in Exhibit 1.1. As used herein, the term "NOTES" means all notes originally delivered pursuant to this Agreement and the Other Agreements referred to below and all notes delivered in substitution or exchange for any such note and, where applicable, shall include the singular number as well as the plural. Certain capitalized and other terms used in this Agreement are defined in Schedule B; references to a "Schedule" or an "Exhibit" are, unless otherwise specified to a Schedule or an Exhibit attached to this Agreement.

1.2.   SECURITY FOR THE NOTES; THE INTERCREDITOR AGREEMENT.

          The Notes will be secured, equally and ratably with the obligations of the Company under the Existing Bank Credit Facility, by the Security Documents described in Exhibit 1.2(a), which in the case of the Pledge Agreement, the Security Agreement and the Intercompany Subordination Agreement shall be substantially in the respective forms of Exhibits 1.2(b), 1.2(c) and 1.2 (d) . An Intercreditor and Collateral Agency Agreement substantially in the form of
Exhibit 1.2(e) (the "INTERCREDITOR AGREEMENT"), among the Purchasers, the Credit Facility Banks, PNC Bank, National Association, as agent for said Banks (the "Agent") , and PNC Bank, National Association, as Collateral Agent (the "Collateral Agent"), shall govern (i) the respective rights of the holders of the Notes and the Credit Facility Banks against the Collateral in respect of Indebtedness of the Company and (ii) the respective RIGHTS of the holders of the Notes and the Credit

Facility Banks against any other assets of the Company in respect of Indebtedness of the Company (including without limitation the Notes).

2.  SALE AND PURCHASE OF NOTES.

          Subject to the terms and conditions of this Agreement, the Company will issue and sell to you and you will purchase from the Company, at the Closing provided for in Section 3, Notes in the principal amount specified opposite your name in Schedule A at the purchase price of 100% of the principal amount thereof. Contemporaneously with entering into this Agreement, the Company is entering into separate Note Purchase Agreements (the "Other Agreements") identical with this Agreement with each of the other purchasers named in Schedule A (the "OTHER PURCHASERS"), providing for the sale at such Closing to each of the Other Purchasers of Notes in the principal amount specified opposite its name in Schedule A. Your obligation hereunder and the obligations of the Other Purchasers under the Other Agreements are several and not joint obligations and you shall have no obligation under any Other Agreement and no liability to any Person for the performance or non-performance by any Other Purchaser thereunder.

3.  CLOSING.

          The sale and purchase of the Notes to be purchased by you and the Other Purchasers shall occur at the offices of Willkie Farr & Gallagher, One Citicorp Center, 153 East 53rd Street, New York, NY 10022 at a closing (the "Closing") on June 27, 1996 or on such other Business Day thereafter as may be agreed upon by the Company and you and the Other Purchasers. At the Closing the Company will deliver to you the Notes to be purchased by you IN the form of a single Note (or such greater number of Notes in denominations of at least $500,000 as you may request) dated the date of the Closing and registered in your name (or in the name of your nominee), against delivery by you to the Company or its order of immediately available funds in the amount of the purchase price thereof or BY wire transfer of immediately available funds for the account of the Company to account number 2434291 at PNC Bank, National Association, ABA No. 043000096.

          If at the Closing the Company shall fail to tender such Notes to YOU AS PROVIDED ABOVE IN THIS SECTION 3, OR ANY OF THE conditions specified in
Section 4 shall not have been fulfilled to your satisfaction, you shall, at your election, be relieved of all further obligations under this Agreement, without thereby waiving any rights you may have by reason of such failure or such NONFULFILLMENT.

4.    CONDITIONS TO CLOSING.

          Your obligation to purchase and pay for the Notes to be sold to you at the Closing is subject to the fulfillment to your satisfaction, Prior to or at the Closing, of the following conditions:

4.1.  REPRESENTATIONS AND WARRANTIES.

          The representations and warranties of the Company in this Agreement shall be correct when made and at the time of the Closing.

4.2.  PERFORMANCE; NO DEFAULT.

          The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be Performed or complied with by it prior to or at the Closing and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Section 5.14) no Default or Event of Default shall have occurred and be continuing. Neither the Company nor any Subsidiary shall nave entered into any transaction since December 31, 1995 that would have been prohibited by any of Sections 10.1 to 10.6, inclusive, had such Sections applied since such date.

4.3.  COMPLIANCE CERTIFICATES.

          (a)  Officers Certificate.  The Company shall have delivered to you an
               --------------------
Officers Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.10 have been fulfilled.

          (b)  Secretary's Certificate.  The Company shall have delivered to you
               ----------------------
a certificate of the Secretary or an Assistant Secretary of the Company, certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes, this Agreement, the Other Agreements and the other documents contemplated by this Agreement and the Other Agreements.

4.4.  OPINIONS OF COUNSEL.

          You shall have received opinions in form and substance satisfactory to you, dated the date of the Closing, from (a) Kirkpatrick & Lockhart, LLP, counsel for the Company, the Pledgors and the Grantors, substantially in the form set forth in Exhibit 4.4(a) (and the Company hereby instructs such counsel to deliver such opinion to you), and (b) Willkie Farr & Gallagher, your special counsel in connection with the transactions contemplated hereby, substantially in the form set forth in Exhibit 4.4 (b). Each such opinion shall also cover such other matters incident to such transactions as you may reasonably request.

4.5.  SECURITY DOCUMENTS; INTERCREDITOR AGREEMENT.

          Each of the Security Documents and the Intercreditor Agreement shall have been duly executed and delivered in the respective forms hereinabove recited and shall be in full force and effect; certificates evidencing all of the Pledged Collateral, together with the Proxies and appropriate blank stock powers, shall have been duly delivered to the Collateral Agent; and the Agent shall confirm to you and the Collateral Agent that it will not exercise its rights under the Proxies (which may not be assignable to the Collateral Agent) other than in accordance with the Intercreditor Agreement.

4.6.  PURCHASE PERMITTED BY APPLICABLE LAW, ETC.

          On the date of the Closing, your purchase of Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which you are subject, without recourse to provisions (such as Section 1405 (a) (8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including without limitation Regulation G, T or X of the Board of Governors of the Federal Reserve System) and (c) not subject you to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by you at least two days prior to the date of the Closing, you shall have received an Officers Certificate certifying as to such matters of fact as you may reasonably specify to enable you to determine whether such purchase is so permitted.

4.7.  SALE OF NOTES TO OTHER PURCHASERS.

          The Company shall sell to the Other Purchasers and the Other Purchasers shall purchase the Notes to be purchased by them at the Closing as specified in Schedule A.

4.8.  PAYMENT OF SPECIAL COUNSEL FEES.

          Without limiting the provisions of Section 15.1, the Company shall have paid on or before the Closing the reasonable fees, charges and disbursements of your special counsel referred to in Section 4.4 to the extent reflected in the statement of such counsel rendered to the Company at least one Business Day prior to the Closing.

4.9.  PRIVATE PLACEMENT NUMBER.

          A Private Placement Number issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for the Notes.

4.10.  CHANGES IN CORPORATE STRUCTURE.

          The Company shall not have changed its jurisdiction of organization or been a party to any merger or consolidation and shall not have succeeded to all or any substantial part of the liabilities of any other entity at any time following the date of the most recent financial statements referred to in
Schedule 5.5.

4.11.  PROCEEDINGS AND DOCUMENTS.

          All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to you and your special counsel, and you and your special counsel shall have received all such counterpart originals or certified or other copies of such documents as you or they may reasonably request.

5.     REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          The Company represents and warrants to you that:

5.1.   ORGANIZATION; POWER AND AUTHORITY; CAPITAL STOCK.

          The Company is a business trust duly organized, validly existing and in good standing under the laws of the State of Delaware, and is duly qualified to do business and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the lawful power and authority to own or hold under lease the PROPERTIES it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement, the Other Agreements, the Notes and the other documents to be executed and delivered by it as contemplated by this Agreement and the Other Agreements and to perform the provisions hereof and thereof.

          The authorized capital stock and other equity interests of the Company consists of three CLASSES OF PREFERRED STOCK, NONE of which is issued and outstanding, 99,000 class A Shares, of which 1,000 class A shares are issued and outstanding, and 149,700,000 class B Shares, of which 13,994,000 Class B Shares are issued and outstanding and 6,487,758 Class B Shares are held as treasury stock. All of such issued and outstanding common shares are validly issued, fully paid and nonassessable. All of such outstanding Class A Shares are owned beneficially and of record by Management Shareholders and Management-Related Shareholders as set forth in Schedule 5.1. Except as described in Schedule 5.1, the Company does not have any outstanding securities convertible into or exchangeable for any shares of its capital stock.

5.2.  AUTHORIZATION, ETC.

          This Agreement, the Other Agreements, the Notes and the Security Documents to which the Company is a party have been duly authorized by all necessary action on the part of the Company, and this Agreement and such Security Documents constitute, and upon execution and delivery thereof each Note will constitute, legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms. Each Security Document required to be delivered by a Subsidiary on the date of the Closing has been duly authorized by all necessary corporate and shareholder action on the part of the respective Subsidiary and, upon execution and delivery thereof as hereinabove provided, will constitute a legal, valid and binding obligation of such Subsidiary enforceable against such Subsidiary in accordance with its terms.

5.3.  DISCLOSURE.

          The Company, through its agent PNC Capital Markets, has delivered to you a copy of a Confidential Information Memorandum dated April 1996 (the "MEMORANDUM"), relating to the transactions contemplated hereby. The Memorandum fairly describes, in all material respects, the general nature of the business and principal properties of the Company and its Subsidiaries. This Agreement, the Memorandum, the documents, certificates or other writings delivered to you by or on behalf of the Company in connection with the transactions contemplated hereby (together with the Memorandum, the "DISCLOSURE DOCUMENTS"), and the financial statements listed in Schedule 5.5, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Since December 31, 1995, there has been no change in the financial condition, operations, business, properties or prospects of- the Company or any Subsidiary except as disclosed in the Disclosure Documents and other changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. There is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Disclosure Documents.

5.4.  ORGANIZATION AND OWNERSHIP OF SHARES OF SUBSIDIARIES;
      AFFILIATES.

          (a) Schedule 5.4 contains (EXCEPT AS NOTED THEREIN) complete and correct lists of the Company's (i) Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary, (ii) Affiliates, other than Subsidiaries, and (iii) directors and senior officers. Each Subsidiary listed in Schedule 5.4 is a Restricted Subsidiary.

          (b) All of the outstanding shares of capital stock or similar equity interests Of each Subsidiary shown in Schedule 5.4 as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company or another Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 5.4).

          (c) Each Subsidiary identified in Schedule 5.4 is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the lawful power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

          (d) No Subsidiary is a party to, or otherwise subject to any legal restriction or any agreement (other than this Agreement, the agreements listed in Schedule 5.4 and customary limitations imposed by corporate law statutes and applicable SEC regulations) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary. No Subsidiary is a guarantor of any Indebtedness of the Company.

5.5.  FINANCIAL STATEMENTS.

          The Company has delivered to you copies of the financial statements of the Company and its Subsidiaries listed in Schedule 5.5. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).

5.6.  COMPLIANCE WITH LAWS, OTHER INSTRUMENTS, ETC.

          The execution, delivery and performance by the Company Of this Agreement, the Notes and the Security Documents to when it is a party and by the other Grantors of the respective Security Documents to which they are party, will not (I) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any Property of the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, declaration of trust, corporate charter or by-laws, or any other agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary, except that foreclosure on the Pledged Collateral or other transfer of the Pledged Collateral under the Pledge Agreement without obtaining the approvals described in Section 9(b) of the Pledge Agreement may result in the termination of contracts under the Investment Company Act.

5.7.  GOVERNMENTAL AUTHORIZATIONS, ETC.

          No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required for the validity of the execution, delivery or performance by the Company of this Agreement, the Notes or any Security Documents to which it is a party, except that foreclosure on the Pledged Collateral or other transfer of the Pledged Collateral under the Pledge Agreement may necessitate obtaining the approvals described in Section 9(b) of the Pledge Agreement.

5.8   LITIGATION; OBSERVANCE OF AGREEMENTS, STATUTES AND
      ORDERS.

          (a) There are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably BE EXPECTED TO have a Material Adverse Effect.

          (b) Neither the Company nor any Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

5.9.   TAXES.

          The Company and its Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (a) currently payable without penalty or interest, (b) the amount of which is not individually or in the aggregate Material or (c) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. Except as set forth on
Schedule 5.9, the Company knows of no basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of Federal, state or other taxes for all fiscal periods are adequate. The Federal income TAX liabilities of the Company and its Subsidiaries have been determined by the Internal Revenue Service for all fiscal years up to and including the fiscal year ended December 31, 1990.

5.10.  TITLE TO PROPERTY; LEASES.

          The Company and its Subsidiaries have good and sufficient title to their respective properties that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet listed on Schedule 5.5 OR purported to have been acquired by the Company or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement. Neither the Company nor any of its Subsidiaries owns any real property; the only interests in real property that any of them hold are leases as lessee of office space, data processing space and storage space for documents and files. All such leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.

5.11.  LICENSES, PERMITS, ETC.



          (a) The Company and Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks, trade names and proprietary software, or rights thereto, that individually or in the aggregate are Material, free and clear of any Liens and without known conflict with the rights of others.

          (b) To the best knowledge of the Company, no product of the Company or any Subsidiary infringes in any Material respect any license, permit, franchise, authorization, patent, copyright, service mark, trademark, trade name, Proprietary software or other right owned by any ocher Person.

          (c) To the best knowledge of the Company, there is no Material violation by any Person of any right of the Company or any of its Subsidiaries with respect to any patent, copyright, service mark, trademark, trade name, proprietary software or other right owned or used by the Company or any of its Subsidiaries.

5.12.  COMPLIANCE WITH ERISA.

          (a) The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in Section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to Section 401(a) (29) or 412 of the Code, other than such liabilities or Liens as would not be individually or in the aggregate Material.

          (b) The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plans most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plans most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities. The term "BENEFIT LIABILITIES" has the meaning specified in section 4001 of ERISA and the terms "CURRENT VALUE" and "PRESENT VALUE" have the meaning specified in section 3 of ERISA.

          (c) The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

          (d) The expected postretirement benefit obligation (determined as of the last day of the Company's most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and its Subsidiaries is not Material.

          (e) With respect to each employee benefit plan, if any, disclosed by you in writing to the Company in accordance with Section 6.2(c), neither the Company nor any "affiliate" of the Company (as defined in Section V(c) of the QPAM Exemption) has at this time, nor has exercised at any time during the immediately preceding year, the authority to appoint or terminate the "QPAM"" (as defined in Part V of the QPAM Exemption) disclosed by you to the Company pursuant to Section 6.2(c) as manager of any of the assets of any such plan or to negotiate the terms of any management agreement with such QPAN on behalf of any such plan, and the Company is not an "affiliate" (as so defined) of such QPAM. The Company Is not a party in interest with respect to any employee benefit plan disclosed by you in accordance with Section 6.2(b) or 6.2(e). The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any prohibited transaction (as such term is defined in section 406(a) of ERISA and section 4975(c) (1) (A)-(D) of the Code) that could subject the Company or any holder of a Note to any tax or penalty on prohibited transactions imposed under said section 4975 of the Code or by section 502(i) of ERISA. The representation by the Company in the preceding sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of your representation in Section 6.2 as to the sources of the funds used to pay the purchase price of the Notes to be purchased by you.

5.13.  PRIVATE OFFERING BY THE COMPANY.

          Neither the Company nor anyone acting on its behalf has offered the Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated In respect thereof with, any person other than you, the Other Purchasers and not more than 15 other Institutional Investors, each of which has been offered the Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of Section 5 of the Securities Act.

5.14.  USE OF PROCEEDS; MARGIN REGULATIONS.

          The Company will apply the proceeds OF THE SALE OF THE Notes to repay existing senior and subordinated Indebtedness. No part of the proceeds from the sale of the Notes hereunder will be used, and (except for possible start-up and other investments in Funds In accordance with ordinary business operations) no part of the proceeds of such Indebtedness was used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation G of the Board of Governors of the Federal Reserve System (12 CFR
207), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker OR dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock constitutes less than 10% of the value of the assets of the Company and its Subsidiaries, as determined by any reasonable method, and the Company does not have any present intention that margin stock will constitute more than 25% of the value of such assets as so determined. As used in this Section, the terms "MARGIN STOCK" AND "PURPOSE OF BUYING OR CARRYING" shall have the meanings assigned to them in said Regulation G.

5.15.  EXISTING INDEBTEDNESS; FUTURE LIENS.

          (a) Schedule 5.15 sets forth a complete and correct list of all outstanding Indebtedness of the Company and its Subsidiaries as of June 15, 1996, since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of the Company or its Subsidiaries. Neither the Company nor any Subsidiary is in default, and no waiver of default is currently in effect, in the payment or any principal or interest on any Indebtedness of the Company or such Subsidiary, and no event or condition exists with respect to any such Indebtedness of the Company or any Subsidiary that would permit (or that with the giving of notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

          (b) Except as disclosed in Schedule 5.15, no Indebtedness of the Company or any Subsidiary is subject to any Lien and neither the Company nor any Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien.

5.16.  FOREIGN ASSETS CONTROL REGULATIONS, ETC.

          Neither the sale of the Notes by the Company hereunder nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

5.17.  STATUS UNDER CERTAIN STATUTES.

          (a) Neither the Company nor any Subsidiary is subject to regulation under the Public Utility Holding Company Act of 19B5, as amended, the Interstate Commerce Act, as amended, or the Federal Power Act, as amended, or an "investment company" or company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940 as amended (the "INVESTMENT COMPANY ACT"). Each Fund that constitutes an

"investment company" is in compliance in all material respects with or requirements applicable to an "investment company" under the Investment Company Act.

          (b) The Company is not required to register under or otherwise subject to the requirements of the Investment Advisers Act of 1940, as amended (the "Investment ADVISERS ACT") . Schedule 5.4 identifies the Subsidiaries that are subject to the requirements of the Investment Advisers Act, and each such Subsidiary is duly registered under and in compliance with said Act. The Company is not prohibited by the Investment Advisers Act or the Investment Company Act, or the rules or regulations under either of such Acts, from performing its obligations under any advisory agreement to which it is a party.

          (c) Except for periodic inspection reports from the regional office of the SEC which have addressed various matters which are not Material, neither the Company nor any Subsidiary has since August 1, 1989 received any correspondence from the SEC relating to compliance with federal securities laws. No Person is serving or acting as an officer, director or investment adviser of the Company except in accordance with the provisions of the Investment Company Act and the Investment Advisers Act and the rules and regulations of the SEC under such Acts.

5.18.  SOLVENCY.

          The Company is, and after giving effect to the issuance of the Notes on the date of the Closing will be, a "solvent institution", as said term is used in Section 1405(c) of the New York Insurance Law, whose "obligations. .
 . are not in default as to principal or interest", as said terms are used in said Section 1405 (c)

5.19.  ENVIRONMENTAL MATTERS.

          (a) Neither Company nor any Subsidiary has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against the Company or any of its Subsidiaries or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violations of any Environmental Laws.

          (b) Neither the Company nor any Subsidiary has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use.

          (c) Neither the Company nor any Subsidiary has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them and has not disposed of any

Hazardous Materials in a manner contrary to any Environmental Laws.

          (d) To the knowledge of the Company, all buildings on all real properties now leased or operated by the Company or any Subsidiary are in substantial compliance with applicable Environmental Laws .

5.20.  MATTERS RELATING TO THE COLLATERAL.

          The Liens created in favor of the Collateral Agent pursuant to the Security Documents in respect of the Collateral constitute and will constitute first priority perfected security interests under the Uniform Commercial Code as in effect in each applicable jurisdiction, entitled to all rights, benefits and priority Cs provided by such Uniform Commercial Code or other applicable jaw; and the granting of such Liens does not and will not impair or cause the termination of any investment advisory or other contact of the Company or any of its Subsidiaries under the Investment Company Act or any other applicable law. Upon the filing of financing statements relating to such security interests in each office and in each jurisdiction where required in order to perfect the security interests described above, taking possession of any stock certificates evidencing the Pledged Collateral and recordations of the Security Agreements in the United States Patent and Trademark Office, all such action as is necessary or advisable to establish such rights of the Collateral Agent will have been taken. There will be upon execution and delivery of the Security Agreement and the Pledge Agreement and such filings and such taking of possession referred to in the preceding sentence, no necessity for any further action in order to preserve, protect and continue such rights, except the filing of continuation statements with respect to such financing statements within six months prior to each five year anniversary of the filing of such financing statements, provided that foreclosure on the Pledged Collateral or other transfer of the Pledged Collateral under the Pledge Agreement may necessitate obtaining one approvals described in Section 9(b) of the Pledge AGREEMENT.

          The Pledged Collateral is sufficient to give the Collateral Agent on behalf of the holders from time to time of the Notes and the Credit Facility Banks, after the occurrence of an Event of Default, full voting control of the Company and its Restricted Subsidiaries except as to matters in respect of which holders of Class B Shares have voting rights pursuant to the Declarations of Trust; and the Proxies are sufficient to give the Agent full voting control of such Class B Shares as a class.

6.    REPRESENTATIONS OF THE PURCHASER.

6.1.  PURCHASE FOR INVESTMENT.

          You represent that you are purchasing the Notes for your own account or for one or more separate accounts maintained by you or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of your or their property shall at all times be within your or their control. You understand that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.

6.2.  SOURCE OF FUNDS.

          You represent that at least one of the following statements is an accurate representation as to each source of funds (a "Source") to be used by you to pay the purchase price of the Notes to be purchased by you hereunder:

          (a) the Source is an "insurance company general account", as such term is defined in Prohibited Transactions Exemption (""PTE"") 95-60 (issued July 12, 1995), and the purchase of the Notes by you is eligible for, and satisfies the requirements of, the exemption provided in Section I of PTE 95-60 as in effect as of the date of this Agreement; or

          (b) the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-I (issued January 29, 1990), or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 (issued July 12, 1991) and, except as you have disclosed to the Company in writing pursuant to this paragraph (b), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

          (c) the Source constitutes assets of an "investment fund" (within the meaning of Part V of the QPAM Exemption) managed by a "qualified PROFESSIONAL ASSET MANAGER" OR "QPAM" (within the meaning of PART V OF THE QPAM EXEMPTIONS), no employee benefit PLANS ASSETS THAT ARE INCLUDED in SUCH investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c) (1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part 1(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of "control" in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this paragraph (c); or

          (d)  the Source is a governmental plan; or

          (e) the Source is one or more employee benefit PLANS, or a separate account or trust fund comprising one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this paragraph (e); or

          (f) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used IN this Section 6.2, the TERMS "EMPLOYEE BENEFIT PLAN", "GOVERNMENTAL PLAN" and "SEPARATE ACCOUNT" shall have the respective meanings assigned to SUCH TERMS in section 3 of ERISA.

7.    INFORMATION AS TO THE COMPANY.


7.1.  FINANCIAL AND BUSINESS INFORMATION.

          The Company shall deliver to each holder of Notes:

          (a)  Quarterly Statements  - AS SOON AS AVAILABLE AND IN ANY event
               --------------------
     within 45 days after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of

                  (i) a consolidated balance sheet of the Company and its Restricted Subsidiaries as at the end of such quarter, and

                  (ii) CONSOLIDATED STATEMENTS OF INCOME, SHAREHOLDERS EQUITY AND CASH FLOWS OF THE COMPANY and its Restricted Subsidiaries for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the consolidated figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments;

          (b)  Annual Statements -- as soon as available and in any event within
               -----------------
     120 days after the end of each fiscal year of the Company, duplicate copies of

               (i) a consolidated balance sheet of the Company and its Restricted Subsidiaries as at the end of such year,

               (ii) consolidated statements of income, shareholders equity and cash flows of the Company and its Restricted Subsidiaries for such year, and

               (iii) if available other than pursuant to requirements of this Agreement, a consolidating balance sheet of the Company and its Restricted Subsidiaries as of the end of such year and the related consolidating statements of income, shareholders equity and cash flows of the Company and its Restricted Subsidiaries for such year, setting forth in each case in comparative form the consolidated figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by

               (A) an opinion thereon of independent public accountants of recognized national standing, which shall (x) state that such consolidated financial statements present fairly , in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, that the examination of such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances and (y) be free of qualifications (other than any qualifications relating to consistency, or relating to any inconsistency with GAAP, that may result from a change in the method used to prepare such financial statements and as to which such accountants concur), and

               (B) a certificate of such accountants stating further whether, in making their audit, they have become aware of the existence of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event then exists, specifying the nature and period of the existence thereof (it being understood that such accountants shall not be liable, directly or indirectly, for any failure to obtain knowledge of any Default or Event of Default unless such accountants should have obtained knowledge thereof in making an audit in accordance with generally accepted auditing standards or did not make such an audit)



          (c)  SEC and Other Reports -- promptly upon their becoming available,
               ---------------------
     one copy of (i) each financial statement or report, notice, proxy statement or press release sent by the Company or any Subsidiary to the Credit Facility Banks or the banks or other financial institutions party to any New Credit Facility or generally to its non-management shareholders (other than the Company or a Subsidiary) or its other creditors, and (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such holder) and each prospectus and all amendments thereto filed by the Company or any Subsidiary with the SEC;

          (d)  Notice of Default or Event of Default -- promptly, and in any
               -------------------------------------
     EVENT within five days after a Responsible Officer becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or under the Existing Bank Credit Facility or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 11(f), A written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;


          (e)  ERISA Matters -- promptly, and in any event within five days
               -------------
     after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action , if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

               (i) with respect to any Plan, any reportable EVENT, as defined in section 4043(b) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

              (ii) the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any of its ERISA Affiliates of a notice from a Multiemployer Plan that such action has been taken by the PEGC with respect to such Multiemployer Plan; or

             (iii) any event, transaction or condition that could result in the incurrence of any liability by the

          Company or any of its ERISA Affiliates pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights , properties or assets of the Company or any such ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect;

          (f)  Notices from Governmental Authority -- promptly, and in any event
               -----------------------------------
     within five days of receipt thereof, copies of any notice to the Company or any Subsidiary from any Federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect (which in any event shall include any notice as to the existence 0:, or as to any facts or circumstances that might reasonably be expected to lead to, a proceeding that could adversely affect the registration or good standing of the Company or any Subsidiary with the SEC);

          (g)  Accountants Letters and Audits -- promptly, and in any event
               -------------------------------
     within five days after receipt thereof by a Responsible Officer, one copy of each report as to material inadequacies in accounting controls submitted by independent accountants in connections with any audit of the Company or any of its Subsidiaries or any interim or special audit of the Company or any of its Subsidiaries; and

          (h) Requested Information -- with reasonable promptness, such other data and information to the relating business, operations, affairs, financial condition, assets or properties or the Company or any of its Subsidiaries or relating to the ability of the Company to perform its obligations hereunder and under the Notes and the Security Documents to which it is a party as from time to time may be reasonably requested by such holder of Notes, provided that the Company shall not be required to deliver any such information to a Competitor if the Company determines in good faith that such information is of a competitive or sensitive nature.

          The Company shall deliver, with reasonable promptness after a written request therefor by any holder of a Note or a prospective transferee of a Note, information satisfying the requirements of subsection (d) (4) (i) of Rule 144A of the SEC or any similar rule then in effect.



7.2.  OFFICERS CERTIFICATE.

          Each set of financial statements delivered to a holder of Notes pursuant to Section 7.1(a) or Section 7.1(b) shall be accompanied by a certificate of a Senior Financial Officer setting forth:

          (a)  Covenant Compliance -- the information (including detailed
               -------------------
     calculations) required in order to establish whether the Company was in compliance with the requirements of Sections 10.1 to 10.6, inclusive, during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and

          (b) Default -- a statement that such Senior Financial Officer has
              -------
     reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervisions, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have period disclosed the existence during such of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including without limitation any such event or conditions resulting from the failure of the Company or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

7.3.  INSPECTION.

          The Company shall permit the representatives of each holder of Notes that is an Institutional Investor (except that no Competitor shall be entitled to exercise rights under clause (a) below):

          (a)  No Default -- if no Default or Event of Default then EXISTS, AT
               ----------
     THE EXPENSE of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company's officers, and (with the consent of the Company, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

          (b)  Default -- if a Default or Event of Default then exists, at the
               -------
     expense of the Company to visit and inspect any of the offices or properties of the Company or any

     Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances ant accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested.

8.      PREPAYMENT OF THE NOTES.

          In addition to the payment of the entire unpaid principal amount of the Notes at the final maturity thereof, the Company will make required, and may make optional, prepayments in respect of the Notes, all as hereinafter provided.

8.1.    REQUIRED PREPAYMENTS.

          On June 27, 2000 and each June 27 thereafter to and including June 27, 2005, the Company will prepay $14,000,000 principal amount (or such lesser principal amount as shall then be outstanding) of the Notes, such prepayment to be made at the principal amount to be prepaid, together with accrued interest thereon to the date of such prepayment, without premium and allocated as provided in Section 8.4, provided that upon any partial prepayment of the Notes pursuant to Section 8.2 or 10.5(d) the principal amount of each required prepayment of the Notes becoming due under this Section 8.1 on and after the date of such prepayment shall be reduced in the same proportion as the aggregate unpaid principal amount of the Notes is reduced as a result of such prepayment.

8.2.    OPTIONAL PREPAYMENTS

          The Company may, at its option and upon notice as provided in
Section 8.3, prepay at any time all, or from time to time any part of, the Notes (but, if in part, then in a minimum amount of $5,000,000 and otherwise in multiples of $100,000) at the principal amount so prepaid, together with interest accrued thereon to the date of such prepayment, plus the Make-Whole Amount determined for the prepayment date with respect to such principal amount.

8.3.    NOTICE OF PREPAYMENTS

          The Company will give each holder of Notes written notice of each optional prepayment under Section 8.2 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify the date fixed for such prepayment (which shall be a Business Day) , the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.4) and the interest to be paid on the prepayment date with respect to such principal amount being prepaid.

          Each such notice of prepayment shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment) , setting forth the details of such computations. Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date. If for any reason any holder of the Notes, by notice to the Company, objects to such calculation of the Make-Whole Amount for such Notes, the Make-Whole Amount for such Notes calculated by such holder and specified in such notice shall be final and binding upon the Company and the holders of such Notes absent manifest error. If any such holder of a Note shall give the notice specified in the preceding sentence , the Company will forthwith provide copies of such notice to all other holders of outstanding Notes.

8.4.    ALLOCATION OF PARTIAL PREPAYMENTS

          In the case of each partial prepayment of the Notes, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof.

8.5.    MATURITY; SURRENDER, ETC.

          In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall thereafter be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note .

8.6.    PURCHASE OF NOTES.

          The Company will not, and will not permit any Affiliate to, purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes. The Company will promptly cancel (or will cause to be promptly canceled) all Notes acquired by it or any Affiliate in connection with any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange or any such Notes .

8.7.    MAKE-WHOLE AMOUNT.

          The term "MAKE-WHOLE AMOUNT" means with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note cover the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

          "CALLED PRINCIPAL" means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.2 or 10.5 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires

          "DISCOUNTED VALUE" means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

          "REINVESTMENT YIELD" means, with respect to the Called Principal of any Note, 0.50% over the yield to maturity implied by (i) the yields reported, as of 10:00 A.M. (New York City time, on the third Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page 678" on the Telerate Access Service (or such other display as may replace Page 678 on Telerate Access Service) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the Yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such Yields have been so reported as of the third Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement
     Date. Such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the actively traded U.S. Treasury security with a maturity closest to and greater than the Remaining Average Life and (2) the actively traded U.S. Treasury security with a maturity closest to and less than the Remaining Average Life.

          "REMAINING AVERAGE LIFE" means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

          "REMAINING SCHEDULED PAYMENTS" means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2, 10.5 or 12.1.

          "SETTLEMENT DATE" means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to
     Section 8.2 or 10.5 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

9.      AFFIRMATIVE COVENANTS.

          The Company covenants that so long as any of the Notes are outstanding (and without limiting specific obligations of the Company or any Subsidiary under any Security Document):

9.1.    COMPLIANCE WITH LAW.

          The Company will and will cause each of its Subsidiaries to comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including without limitation Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintains in effect such licenses, certificates, permits, franchises and other governmental authorizations could not individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

9.2.    INSURANCE.

          The Company will and will cause each of its Subsidiaries to maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

9.3.    MAINTENANCE OF PROPERTIES.

          Subject to Sections 10.5 and 10.6, the Company will and will cause each of its Subsidiaries to maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent the Company or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

9.4.    PAYMENT OF TAXES AND CLAIMS.

          The Company will and will cause each of its Subsidiaries to file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company or any Subsidiary, provided that neither the Company nor any Subsidiary need pay any such tax or assessment or claim if (i) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary and (ii) the nonpayment of all such taxes and assessments in the aggregate could not reasonably be expected to have a Material Adverse Effect.

9.5.    MAINTAIN EXISTENCE, LINES OF BUSINESS, ETC.

          Subject to Section 10.5, the Company will at all times preserve and keep in full force and effect its existence as a business trust or other legal entity. Subject to Sections 10.5 and 10.6, the Company will at all times preserve and keep in full force and effect the corporate existence (or existence as another legal entity) of each of its Subsidiaries (unless merged into the Company or a Subsidiary) and all rights and franchises of the Company and its Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate or other existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.

          The Company and its Subsidiaries will at all times continue to engage in their respective businesses substantially as conducted and operated by them as of the date of this Agreement (i.e., mutual fund investment advisory, insurance, retirement plan services and financial services business and the business of Federated Bank), and without any material change, either directly or indirectly, in the businesses conducted and operated by them as a whole.

10.     NEGATIVE COVENANTS.

          The Company covenants that so long as any of the Notes are outstanding:

10.1.   PRIORITY INDEBTEDNESS.

          The Company will not permit the sum (without duplication) of (a) the aggregate unpaid principal amount of Indebtedness (including Capitalized Lease Obligations) of the Company secured by Liens permitted by Sections 10.2(i) plus
(b) the aggregate unpaid principal amount of Indebtedness of all Restricted Subsidiaries (other than unsecured Indebtedness owing to the Company or a Wholly-Owned Restricted Subsidiary) to exceed the greater of (i) 50% of Consolidated Cash Flow for the period of four fiscal quarters then most recently ended and (ii) $25,000,000.

          For purposes of this Section 10.1, (A) a Restricted Subsidiary shall be deemed to have incurred Indebtedness in respect of any obligation previously owed to the Company or to a Wholly-Owned Restricted Subsidiary on the date the obligee ceases for any reason to be the Company or a Wholly-Owned Restricted Subsidiary and (B) a Person that hereafter becomes a Restricted Subsidiary shall be deemed at that time to have incurred all of its outstanding Indebtedness.

10.2.   LIENS.

          The Company will not and will not permit any Restricted Subsidiary to create, assume, incur or suffer to exist any Lien upon or with respect to any property or assets, whether now owned or hereafter acquired, provided that nothing in this Section 10.2 shall prohibit:

          (a) Liens for taxes, assessments, or similar charges, incurred in the ordinary course of business and which are not yet due and payable;

          (b) pledges or deposits made in the ordinary course of business to secure payment of worker's compensation, or to participate in any fund in connection with worker's compensation, unemployment insurance, old-age pensions or other social security programs;

          (c) Liens of mechanics, materialmen, warehousemen, carriers, or other like Liens, securing obligations incurred in the ordinary course of business that are not yet due and payable and Liens of landlords securing obligations to pay lease payments that are not yet due and payable or in default;

          (d) good-faith pledges or deposits made in the ordinary course of business to secure performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, not in excess of the aggregate amount due thereunder, or to secure statutory obligations, or surety, appeal, indemnity, performance or other similar bonds required in the ordinary course of business (but not involving judgements) and (ii) Liens granted to surety companies or to financial institutions to secure standby letters of credit issued by such institutions to surety companies as an inducement for such surety companies to issue or maintain existing surety, appeal, indemnity, performance or other similar bonds required in the ordinary course of business (but not involving judgments);

          (e) Liens consisting of zoning restrictions, easements or other restrictions on the use of real property, none of which materially impairs the use of such property or the value thereof, and none of which is violated in any material respect by existing or proposed structures or land use;

          (f)  Liens in favor of the holders of the Notes;

          (g)  Liens existing on the date of this Agreement and described on
     Schedule 5.15, provided that the principal amount secured by any such Lien as of the date of the Closing is not increased and no additional assets become subject to any such Lien;

          (h) the following (none of which may affect the Collateral and so long as all of which in the aggregate could not reasonably be expected to have a Material Adverse Effect):

               (i) claims or Liens for taxes, assessments or charges due and payable and subject to interest or penalty, provided that the Company maintains such reserves or other appropriate provisions as shall be required by GAAP and pays all such taxes, assessments or charges forthwith upon the commencement of proceedings to foreclose any such Lien;

               (ii) claims, Liens or encumbrances upon, and defects of title to, real or personal property other than the Collateral, including any attachment of personal or real property or other legal process prior to adjudication of a dispute on the merits;

               (iii) claims or Liens of mechanics, materialmen, warehousemen, carriers, or other statutory consensual Liens; or

               (iv) Liens of governmental entities arising under federal or state Environmental Laws;

     and provided further that in any such case (1) the validity or amount of any thereof is being contested in good faith by appropriate and lawful proceedings diligently conducted so long as levy and execution thereon have been stayed and continue to be stayed or (2) if a final judgment is entered in respect of any thereof and such judgment is discharged within 30 days of entry; and

          (i) Liens which would otherwise not be permitted by clauses (a) through (h) above, securing Indebtedness of the Company or a Restricted Subsidiary, provided that the Company will not permit the sum (without duplication) of (i) the aggregate unpaid principal amount of Indebtedness (including Capitalized Lease Obligations) of the Company secured by all such Liens not permitted by clauses (a) through (h) above plus (ii) the aggregate unpaid principal amount of Indebtedness of all Restricted Subsidiaries (other than unsecured Indebtedness owing to the Company or a Wholly-Owned Restricted Subsidiary) to exceed the greater of (i) 50% of Consolidated Cash Flow for the period of four fiscal quarters then most recently ended and (ii) $25,000,000.

For purposes of this Section 10.2 any Lien existing in respect of property at the time such property is acquired or in respect of property of a Person at the time such Person is acquired, consolidated or merged with or into the Company or a Restricted Subsidiary shall be deemed to have been created at that time.

10.3.   CERTAIN FINANCIAL CONDITIONS.

          The Company will not permit

          (a)  Fixed Charge Coverage Ratio -- the ratio of Consolidated Earnings
               ---------------------------
     Available for Fixed Charges to Consolidated Fixed Charges as of the end of any fiscal quarter for the four fiscal quarters then ended to be less than 2.0 to 1.0, or

          (b)  Debt Service and Dividend Coverage Ratio -- the ratio of
               ----------------------------------------
     Consolidated Earnings Available for Debt Service and Dividends to Principal and Dividend Payments as of the end of any fiscal quarter for the four fiscal quarters then ended to be less than 1.0 to 1.0, or

          (c)  Leverage Ratio -- the ratio of Consolidated Indebtedness as of
               --------------
     any date to Consolidated Cash Flow for the four fiscal quarters then most recently ended to exceed the ratio set forth below during the periods specified below (including without limitation on a pro forma basis as described below):

                     Period                     Ratio
                     ------                     -----
     Fiscal Years 1996-2000                  4.0 to 1.0

     Fiscal Year 2001 and thereafter         3.0 to 1.0

For purposes of clause (c) above (i) Indebtedness under securities clearing arrangements entered into in the ordinary course of business and secured by marketable securities and related cash balances with customary loan-to-value ratio shall be excluded from Consolidated Indebtedness, and (ii) Consolidated Indebtedness and Consolidated Cash Flow shall be determined on a pro forma basis in accordance with GAAP after giving effect to all material acquisitions and material dispositions made during the period with respect to which any computation is being made as if such acquisitions and dispositions were made on the first day of such period; and for such purpose a "material acquisition" or "material disposition" shall be deemed to include any transaction or series of related transactions having an aggregate purchase price of at least $20,000,000.

10.4.   RESTRICTED PAYMENTS.

          The Company will not, directly or indirectly, make or declare any Restricted Payment unless

          (a) after giving effect to any such action, the aggregate amount of all Restricted Payments made during the period from January 1, 1996 to and including the date of such action (the "COMPUTATION PERIOD") would not exceed the sum of $5,000,000 plus 50% (or minus 100% in the case of a deficit) of Consolidated Adjusted Net Income for the Computation Period, and

          (b) after giving effect to any such action, no Default or Event of Default shall have occurred and be continuing.

          The Company will not declare any Restricted Payment that is payable more than 60 days after the date of declaration or permit any Subsidiary to make any Restricted Payment. Notwithstanding the limitations of clause (a) above, (x) no payment made to Aetna Life Insurance Company or any of its affiliates prior to the date of this Agreement or stock redemption in connection therewith prior to the date of this Agreement, in each case in connection with the Repurchase described in the Disclosure Documents, shall be deemed to constitute a Restricted Payment and (y) the Company may from time to time from the date of the Closing until payment in full of all outstanding Notes repurchase Class B Shares issued in accordance with the Federated Investors Employees Restricted Stock Plan for an aggregate amount not to exceed $1,000,000, and no such repurchase shall be deemed to constitute a Restricted Payment.

10.5.   ASSET SALES.

          The Company will not and will not permit any Restricted Subsidiary to, directly or indirectly, make any sale, transfer, lease (as lessor) , loan or other disposition of any property or assets (an "ASSET SALE") other than

          (a)  Asset Sales permitted by Sections 10.6;

          (b)  Asset Sales in the ordinary course of business;

          (c) Asset Sales by a Wholly-Owned Restricted Subsidiary (other than an Insurance Subsidiary) to any other Wholly-Owned Restricted Subsidiary (other than an Insurance Subsidiary);

          (d) Asset Sales for cash of Designated Assets by a Restricted Subsidiary to a Special Purpose Subsidiary in connection with a securitization or other receivables sale transaction, provided in each case that

               (i) such Asset Sale is properly (in accordance with GAAP), and is, accounted for as a true sale by such Restricted Subsidiary,

              (ii) any adjustments to the initial sale price after such Asset Sale is consummated shall be accounted for on the cash basis,

             (iii) the consideration received by such Restricted Subsidiary in connection with such Asset Sale is not less than 75% of the unamortized amount of commissions and similar fees paid by such Restricted Subsidiary to unaffiliated broker-dealers or others in respect of sales or other transactions giving rise to such Designated Assets,

              (iv) the terms of such Asset Sale are reasonable in light of custom in the market for such transactions at such time, and

               (v) the net cash proceeds realized upon completion of such Asset Sale are applied by the Company within five days after the effective date of such Asset Sale to repay Indebtedness under the Existing Bank Credit Facility or any bank credit facility entered into in order to refinance or replace the Existing Bank Credit Facility; and

          (e)  other Asset Sales for fair value, provided in each case that

               (i) immediately before and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing, and

              (ii) the aggregate book value attributable to property or assets disposed of in such Asset Sale and all other Asset Sales by the Company and its Restricted Subsidiaries (x) during the 12-month period ending on the date of such Asset Sale does not exceed 10% of Consolidated Total Assets as of the end of the then most recent fiscal year and (y) during the period from the date of the Closing to the date of such Asset Sale does not exceed 30% of Consolidated Total Assets as of the end of the then most recent fiscal year, and provided further that for purposes of clause (ii) above there shall be excluded the book value attributable to property or assets disposed of in an Asset Sale equal to the net cash proceeds realized upon completion of such Asset Sale and applied by the Company or a Restricted Subsidiary within 365 days after the effective date of such Asset Sale (x) to the acquisition of assets, of at least equivalent value and earning power, which are used or useful in the business of the Company and its Restricted Subsidiaries or (y) to repay Funded Indebtedness of the Company or any Restricted Subsidiary (and in that connection the Company shall have made an offer to the holders of all Notes at the time outstanding to prepay, pro rata among all Notes tendered, an aggregate principal amount of Notes at least equal to a pro rata portion of all such Funded Indebtedness to be prepaid, at the principal amount of such Notes, together with interest accrued thereon to the date of such prepayment, plus the Make-Whole Amount determined for the prepayment date with respect to such principal amount, and which offer shall provide each holder with sufficient information to make an informed decision and shall remain open for at Least 20 Business Days).

          For purposes of this Section 10.5 any shares of Voting Stock of a Subsidiary that are the subject of an Asset Sale shall be valued at the greater of the fair market value of such shares as determined in good faith by the Board and an amount equal to the product of (1) aggregate net book value of the assets of such Subsidiary as of the fiscal quarter then most recently ended and (2) a fraction of which the numerator is the aggregate number of shares of Voting Stock of such Subsidiary disposed of in such Asset Sale and the denominator is the aggregate number of shares of Voting Stock of such Subsidiary outstanding immediately prior to such Asset Sale.

10.6.   MERGER, CONSOLIDATION, ETC.

          The Company will not and will not permit any Restricted Subsidiary to consolidate with or merge or amalgamate with any Person or convey, transfer or lease all or substantially all of its assets in a single transaction or series of transactions to any Person except:

          (a) a Restricted Subsidiary may consolidate with or merge or amalgamate with, or convey or transfer all or substantially all of its assets to the Company (provided that the Company shall be the continuing or surviving entity) or a then existing Wholly-Owned Restricted Subsidiary;

          (b) the Company may consolidate with or merge or amalgamate with, or convey or transfer all or substantially all of its assets to a corporation or other entity organized and existing under the laws of the United States or any State thereof, provided that

               (i) if the Company is not the continuing, surviving or acquiring entity, the surviving corporation or other entity shall have (A) executed and delivered to each holder of a Note its assumption in form and substance satisfactory to the Required Holders of the due and punctual performance and observance of all obligations of the Company and under this Agreement, the Other Agreements, the Notes and the Security Documents to which the Company is a party and (B) caused to be delivered to each holder of a Note an opinion of counsel reasonably satisfactory to the Required Holders to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof, and

              (ii) immediately before and after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing.

No such conveyance, transfer or lease of substantially all of the assets of the Company shall have the effect of releasing the Company or any successor corporation or other entity that shall theretofore have become such in the manner prescribed in this Section 10.6 from its respective liabilities under this Agreement or the Notes.

10.7.   CHANGE IN MANAGEMENT.

          The Company will not permit any material change in the management of the Company and its material Restricted Subsidiaries taken as a whole. For purposes of the foregoing, "MATERIAL CHANGE" means a cessation of employment of a majority of the Management Shareholders (other than those whose employment ceases due to death, disability or retirement after age 65).

10.8. DESIGNATION OF RESTRICTED AND UNRESTRICTED SUBSIDIARIES.

          (a) The Company will not designate any Restricted Subsidiary as an Unrestricted Subsidiary unless

            (i) such Subsidiary was not previously (directly or indirectly) an Unrestricted Subsidiary,

           (ii) such Subsidiary does not own or hold any Indebtedness, shares or other securities of the Company or another Restricted Subsidiary, and

          (iii) immediately before and after giving pro forma effect to such designation (including without limitation after giving pro forma effect to such designation for purposes of Section 10.3), no Default or Event of Default shall have occurred and be continuing.

          (b) The Company will not designate any Person as a Restricted Subsidiary unless

            (i) such Subsidiary was not previously (directly or indirectly) a Restricted Subsidiary, and

           (ii) immediately before and after giving pro forma effect to such designation (including without limitation after giving pro forma effect to such designation for purposes of Section 10.3), no Default or Event of Default shall have occurred and be continuing.

          (c) Forthwith and in any event within ten Business Days after a designation pursuant to clause (a) or (b) above, the Company will furnish each holder of the Notes with a certificate of a Senior Financial Officer specifying the effective date of such designation and setting forth calculations in reasonable detail demonstrating compliance with the conditions to such designation set forth in clause (a) or (b), as applicable.

10.9.   TRANSACTIONS WITH AFFILIATES.

          The Company will not and will not permit any Subsidiary to enter into directly or indirectly any transaction or group Of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or a Fund or Wholly-Owned Restricted Subsidiary), except in the ordinary course and pursuant to the reasonable requirements of the Company's or such Subsidiary's business, in each case upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate.

11.     EVENTS OF DEFAULT.

          An "EVENT OF DEFAULT" shall exist if any of the following conditions or events shall occur and be continuing:

          (a) default in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

          (b) default in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or

          (c) default in the performance of or compliance with any term contained in Sections 10.1 to 10.7, inclusive, and in the case of Section
     10.2 such default shall have continued for a period of ten Business Days after a Senior Financial Officer obtains knowledge thereof, or default in the performance of or compliance with any term contained in Section 7.1(d); or

          (d) default in the performance of or compliance with any term contained herein (other than those referred to in paragraphs (a), (b) and (c) of this Section 11) or in any Security Document or in the payment of any fees due pursuant to the Intercreditor Agreement and such default is not remedied within 30 days after a Senior Financial Officer obtains knowledge thereof; or

          (e) any representation or warranty made in writing by or on behalf of the Company or any Subsidiary or by any officer of the Company or any Subsidiary in this Agreement or any Security Document or in any writing furnished in connection with the transactions contemplated hereby proves to have been false, incorrect or incomplete in any material respect on the date as of which made; or

          (f) the Company or any Restricted Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness (other than the Notes) beyond any period of grace provided with respect thereto, or (ii) the Company or any Restricted Subsidiary is in default in the performance of or compliance with any term of any evidence of any Indebtedness or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared (or one or more Persons have been entitled for at least ten Business Days to declare such Indebtedness to be), due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Indebtedness to convert such Indebtedness into equity interests), (x) the Company or any Restricted Subsidiary has become obligated to purchase or repay any Indebtedness before its regular maturity or before its regularly scheduled dates of payment, or (y) one or more Persons have the right to require the Company or any Restricted Subsidiary so to purchase or repay such Indebtedness, provided that the aggregate outstanding principal amount of Indebtedness (without duplication) affected by defaulted payments and other events described in clauses (i), (ii) and (iii) above shall exceed $3,000,000; or

          (g) the Company or any Restricted Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

          (h) a court or governmental authority of competent jurisdiction enters an order appointing, without consent by the Company or any Restricted Subsidiary, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any Restricted Subsidiary, or any such Petition shall be filed against the Company or any Restricted Subsidiary and such petition shall not be dismissed within 60 days; or

          (i) a final judgment or judgments for the payment of money aggregating in excess of $3,000,000 are rendered against one or more of the Company and its Restricted Subsidiaries which judgments are not, within 30 days after entry thereof, bonded, paid, discharged or stayed pending appeal, or are not discharged within 30 days after the expiration of such stay; or

          (j) any Security Document shall cease to be in full force and effect as an enforceable instrument of the Company or any Grantor or Pledgor, or any Person at its authorized direction or on its behalf shall assert that any Security Document is unenforceable in any material respect, or the security interests purported to be created by any Security Document shall cease to be enforceable and of the same effect and priority as purported to be created thereby; or

          (k) if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate "amount of unfunded benefit liabilities" (within the meaning of section 4001(a)
     (18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $1,000,000, (iv) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder; and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect.

As used in Section 11 (k), the terms "EMPLOYEE BENEFIT PLAN" and "EMPLOYEE WELFARE BENEFIT PLAN" shall have the respective meanings assigned to such terms in section 3 of ERISA

12.     REMEDIES ON DEFAULT, ETC.

12.1.   ACCELERATION.

          (a) If an Event of Default with respect to the Company described in paragraph (g) or (h) of Section 11 has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

          (b) If any other Event of Default has occurred and is continuing, the Majority Holders may at any time at its or their option, by notice or notices to the Company, declare all the Notes at the time outstanding to be immediately due and payable.

          (c)  If any Event of Default described in paragraph (a) or (b) of
Section 11 has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by such holder or holders to be immediately due and payable.

          Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon and (y) (to the full extent permitted by applicable law) the Make-Whole Amount determined in respect of such principal amount, shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided) and that the provision for payment of a Make-Whole Amount by the Company in respect thereof in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

12.2.   OTHER REMEDIES.

          If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

12.3.   RESCISSION.

          At any time after any Notes have been declared due and payable pursuant to clause (b) or (c) of Section 12.1, the Required Holders, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, has been paid, (b) all Events of Default and Defaults, other than the non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (c) no judgment or decree has been entered for the pavement of any monies due pursuant hereto or to such Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

12.4.   NO WAIVERS OR ELECTION OF REMEDIES, EXPENSES, ETC.

          No course of dealing and no delay on the part of any holder of any
Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including without limitation reasonable attorneys' fees, expenses and disbursements.

13.     REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

13.1.   REGISTRATION OF NOTES.

          The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

13.2.   TRANSFER AND EXCHANGE OF NOTES.

          Upon surrender of any Note at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or such holder's attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), within five Business Days thereafter the Company shall execute and deliver, at its expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred except in denominations of $500,000 or more, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be issued to such holder in a denomination of less than $500,000.

          You agree that the Company shall not be required to register the transfer of any Note to any Person (other than your nominee) or to any separate account maintained by you unless the Company receives from the transferee a customary representation to the Company (and appropriate information as to any separate accounts or other matters) or other assurances reasonably satisfactory to the Company to the effect that such transfer does not involve a prohibited transaction (as such term is defined in section 406 (a) of ERISA and section 4975 (c) (1) (A) - (D) of the Code). You shall not be liable for any damages in connection with any such representations or assurances provided to the Company by any transferee.

          Any transferee of a Note, by its acceptance of such Note, shall be deemed to have represented to the Company that it is not a Competitor, unless prior to the transfer of such Note and in lieu of such representation the proposed transferee of such Note notifies the Company in writing that it may be a Competitor and either agrees in writing that it will be subject to the limitations applicable to a Competitor hereunder or requests that the Company advise it as to whether such proposed transferee would be deemed to be a Competitor. If a proposed transferee makes such request the Company shall, within two

Business Days after being requested so to do, determine on a reasonable basis and in good faith in consultation with such proposed transferee whether such proposed transferee would be deemed to be a Competitor. Any holder of a Note which is a Competitor (whether by agreement or the Company's determination as aforesaid) shall be subject to the applicable limitations specified in Sections 7.1(h) and 7.3(a).

13.3.   REPLACEMENT OF NOTES.

          Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

          (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for or an Affiliate of, an original Purchaser or any other Institutional Investor with a minimum net worth of at least $25,000,000, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or

          (b) in the case of mutilation, upon surrender and cancellation thereof,

within five Business Days thereafter the Company at its own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

14.     PAYMENTS ON NOTES.

14.1.   PLACE OF PAYMENT.

          Subject to Section 14.2, payments of principal, premium, if any, and interest becoming due and payable on the Notes shall be made at the principal office of Citibank, N.A. in New York City. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in New York City or the principal office of a bank or trust company in New York City.

14.2.   HOME OFFICE PAYMENT.

          So long as you or your nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose below your name in Schedule A, or by such other method or at such other address as you shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, you shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at the place for notices most recently designated by the Company pursuant to Section 18. Prior to any sale or other disposition of any Note held by you or your nominee you will, at your election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 13.2. The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by you under this Agreement and that has made the same agreement relating to such Note as you have made in this Section 14.2.

15.   EXPENSES, ETC.

15.1. TRANSACTION EXPENSES.

          Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable attorneys' fees of a special counsel and, if reasonably required, local or other counsel) incurred by you and each Other Purchaser or holder of a Note in connection with such transactions and in connection with any amendments, waivers, consents or other actions under or in respect of this Agreement, the Notes, the Intercreditor Agreement or any Security Document (whether or not such amendment, waiver or consent or other action becomes effective), including without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement, the Notes, the Intercreditor Agreement or any Security Document or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, the Notes, the Intercreditor Agreement or any Security Document, or by reason of being a holder of any Note;
(b) the costs and expenses, including financial advisors' and accountants' fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes; and (c) the costs and expenses incurred from time to time in connection with execution and delivery of any instruments or documents contemplated by this Agreement, the Intercreditor Agreement or any Security Document. The Company will pay, and will save you and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those retained by you).

          In furtherance of the foregoing, on the date of the Closing the Company will pay or cause to be paid the reasonable fees and disbursements (including estimated unposted disbursements as of the date of the Closing) of your special counsel which are reflected in the statements of such counsel submitted to the Company at least one Business Day prior to the date of the Closing. The Company will also pay, promptly upon receipt of supplemental statements therefor, reasonable additional fees, if any, and disbursements of such counsel in connection with the transactions hereby contemplated (including disbursements unposted as of the date of the Closing to the extent such disbursements exceed estimated disbursements paid as aforesaid).

15.2. SURVIVAL.

          The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes, and the termination of this Agreement.

16.   SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

          All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by you of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of you or any other holder of a Note. All statements contained in any certificate or other instrument or document delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement.

17.   AMENDMENT AND WAIVER.

17.1. REQUIREMENTS.

          This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6 or 21, or any defined term (as it is used therein), will be effective as to you unless consented to by you in writing, and
(b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or change the rate or the time of Payment or method of computation of interest or of the Make-Whole Amount on, the Notes, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (iii) amend any of Sections 8, 11 (a), 11 (b), 12, 17 or 20.

17.2. SOLICITATION OF HOLDERS OF NOTES.

          (a)  Solicitation.  The Company will provide each holder of the Notes
               ------------
(irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the Provisions hereof or of the Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

          (b)  Payment. The Company will not directly or indirectly pay or cause
               -------
to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or such security is concurrently granted, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

17.3.  BINDING EFFECT, ETC.

          Any amendment or waiver consented to as provided in this Section 17 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver or- any rights of any holder of such Note. As used herein, the term "THIS AGREEMENT" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

17.4.  NOTES HELD BY THE COMPANY, ETC.

          Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

18.    NOTICES.

          All notices and communications provided for hereunder shall be in writing and, unless otherwise herein provided, sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

               (i) if to you or your nominee, to you or it at the address specified for such communications in Schedule A, or at such other address as you or it shall have specified to the Company in writing,

               (ii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

               (iii) if to the Company, to the Company at its address set forth at the beginning hereof to the attention of the Vice President - Finance, with a copy to Allan Finegold, Kirkpatrick & Lockhart, LLP, 1500 Oliver Building, Pittsburgh, PA 15222, or at such other address as the Company shall have specified to the holder of each Note in writing. Notices under this Section 18 will be deemed given only when actually received (or when the recipient rejects delivery thereof).

19.    REPRODUCTION OF DOCUMENTS

          This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by you at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to you, may be reproduced by you by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and you may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by you in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit the Company or you or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

20.    CONFIDENTIAL INFORMATION.

          For the purposes of this Section 20, "CONFIDENTIAL INFORMATION" means information delivered to you by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by you as being confidential information of the Company or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to you prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by you or any person acting on your behalf, (c) otherwise becomes known to you other than through disclosure by the Company or any Subsidiary or (d) constitutes financial statements delivered to you under
Section 7.1 that are otherwise publicly available. You will maintain the confidentiality of such Confidential Information in accordance with your normal practices with respect to the protection of confidential information of third parties delivered to you, provided that you may deliver or disclose Confidential Information to (i) your directors, officers, trustees, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by your Notes), (ii) your financial advisors and other professional advisors whose duties require them to hold confidential the Confidential Information substantially in accordance with the terms of this Section 20, (iii) any other holder of any Note, (iv) any Institutional Investor to which you sell or offer to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (v) any Person from which you offer to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20),
(vi) any federal or state regulatory authority having jurisdiction over you,
(vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about your investment portfolio or (viii) any other

Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to you,
(x) in response to any subpoena or other legal process, (y) in connection with any litigation to which you are a party or (z) if an Event of Default has occurred and is continuing, to the extent you may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under your Notes and this Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Section 20.

21.    SUBSTITUTION OF PURCHASER.

          You shall have the right to substitute any one of your Affiliates as the purchaser of the Notes that you have agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both you and such Affiliate, shall contain such Affiliate's agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, wherever the word "you" is used in this Agreement (other than in this Section 21), such word shall be deemed to refer to such Affiliate in lieu of you. In the event that such Affiliate is so substituted as a purchaser hereunder and such Affiliate thereafter transfers to you all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, wherever the word "you" is used in this Agreement, such word shall no longer be deemed to refer to such Affiliate, but shall refer to you, and you shall have all the rights of an original holder of the Notes under this Agreement.

22.    MISCELLANEOUS.

22.1.  SUCCESSORS AND ASSIGNS.

          All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including without limitation any subsequent holder of a Note) whether so expressed or not.

22.2.  CONSTRUCTION.

          Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

22.3.  JURISDICTION AND PROCESS; WAIVER OF JURY TRIAL.

          (a) The Company irrevocably submits to the non-exclusive in personam jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement, the Notes, any Subsidiary Guarantee or any Security Document. To the fullest extent permitted by applicable law, the Company irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the in personam jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

          (b) The Company consents to process being served in any suit, action or proceeding of the nature referred to in Section 22.3(a) by mailing a copy thereof by registered or certified mail, postage prepaid, return receipt requested, to the Company at its address specified in Section 18 or at such other address of which you shall then have been notified pursuant to said Section. The Company agrees that such service upon receipt by the Company or by its agent as aforesaid (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to the Company. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service.

          (c) Nothing in this Section 22.3 shall affect the right of any holder of a Note to serve process in any manner permitted by law, or limit any right that the holders of any of the Notes may have to bring proceedings against the Company in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

          (d) THE COMPANY AND (BY ACCEPTANCE OF A NOTE) EACH HOLDER OF A NOTE WAIVES TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS AGREEMENT, THE OTHER AGREEMENTS, THE NOTES OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THEREWITH.

22.4.  PAYMENTS DUE ON NON-BUSINESS DAYS.

          Anything in this Agreement or the Notes to the contrary notwithstanding (but without limiting the requirement in Section 8.3 that notice of any optional prepayment specify a Business Day as the date fixed for such prepayment), any payment of principal of or Make-Whole Amount (if any) or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

22.5.  SEVERABILITY.

          Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the fullest extent permitted by applicable law) not invalidate or render unenforceable such provision in any other jurisdiction.

22.6.  ACCOUNTING TERMS.

          All accounting terms used herein which are not expressly defined in this Agreement have the meanings respectively given to them in accordance with GAAP. Except as otherwise specifically provided herein, all computations made pursuant to this Agreement shall be made in accordance with GAAP and all balance sheets and other financial statements with respect thereto shall be prepared in accordance with GAAP. Except as otherwise specifically provided herein, any consolidated financial statement or financial computation shall be done in accordance with GAAP; and, if at the time that any such statement or computation is required to be made the Company shall not have any Restricted Subsidiary, such terms shall mean a financial statement or a financial computation, as the case may be, with respect to the Company only.

22.7.  COUNTERPARTS.

          This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

22.8.  GOVERNING LAW.

          This Agreement and the Notes shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the Commonwealth of Pennsylvania excluding choice-of-law principles of the law of such

Commonwealth that would require the application of the laws or a jurisdiction other than such Commonwealth.

22.9.  LIMITATION OF LIABILITY.

          You and (by acceptance of a Note) each holder of a Note are expressly put on notice of the limitation of liability as set forth in the Declaration of Trust of the Company and the declarations of trust of certain of the Company's Subsidiaries and agree that the obligations assumed by the Company and its Subsidiaries pursuant to this Agreement and the Security Documents shall be limited in any case to the Company and its Subsidiaries and their respective assets. You and (by acceptance of a Note) each holder of a Note agree not to seek satisfaction of any obligation of the Company or its Subsidiaries under this Agreement from any of the shareholders of the Company, the trustees, officers or agents of those entities, or any of them, except as contemplated under the Pledge Agreement, the Declaration of Trust of the Company and the declarations of trust of certain or the Company's Subsidiaries. Notwithstanding the foregoing, nothing in such declarations of trust or elsewhere shall prohibit any holder of a Note or the Collateral Agent on behalf of the holders of the Notes from pursuing any remedies against any outside professionals or consultants employed by the Company or its Subsidiaries.

          If you are in agreement with the foregoing, please sign the form of agreement in the space below provided on a counterpart of this Agreement and return it to the Company, whereupon the foregoing shall become a binding agreement between you and the Company.


                                             Very truly yours,

                                             FEDERATED INVESTORS

                                             By   THOMAS R. DONAHUE
                                                  Vice President

The foregoing is hereby agreed to as of the date thereof.

[The forms of signature by each of the Purchasers, as they appear on the respective Note Purchase Agreements, are set forth below.]

THE TRAVELERS INSURANCE COMPANY

By  CRAIG H. FARNSWORTH
    2nd Vice President


CONNECTICUT GENERAL LIFE INSURANCE COMPANY

By  CIGNA INVESTMENTS, INC.

    By  JAMES F. COGGINS, JR.
        Managing Director


CONNECTICUT GENERAL LIFE INSURANCE COMPANY, on behalf of one or more separate accounts

By  CIGNA INVESTMENTS, INC.

    By  JAMES F. COGGINS, JR.
        Managing Director

ALLSTATE LIFE INSURANCE COMPANY

BY   PATRICIA W. WILSON
     Authorized Representative

By   STEVEN M. LAUDE
     Authorized Representative


ALLSTATE INSURANCE COMPANY

By   PATRICIA W. WILSON
     Authorized Representative

By   STEVEN M. LAUDE
     Authorized Representative


NORTHERN LIFE INSURANCE COMPANY

By   GREGORY M. ANDERSON
     Assistant Treasurer


NORTHWESTERN NATIONAL LIFE INSURANCE COMPANY

By   GREGORY M. ANDERSON
     Authorized Representative


PROVIDENT LIFE AND ACCIDENT INSURANCE COMPANY

By   DAVID FUSSELL
     Vice President
     Securities Department


GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

By   ERNIE P. FRIESEN
     Assistant Vice President
     Investments

By   JAMES G. LOWERY
     Assistant Vice President
     Private Placement Investments

                                  SCHEDULE A

          This Schedule A shows the names and addresses of the Purchasers under the foregoing Note Purchase Agreement and the ether Agreements referred to therein and the respective principal amounts of Notes to be purchased by each.

          @@

                                                            Principal Amount
                                                                 of Notes
Name and Address of Purchaser                               to be Purchased
-----------------------------                               ---------------

THE TRAVELERS INSURANCE COMPANY                               $25,000,000



(1)  All payments on account of the Notes
     shall be made by wire transfer of
     federal or other immediately available
     funds prior to 12:00 noon (New York
     time) on the due date to The Travelers
     Insurance Company -- Consolidated
     Private Placement Account No. 910-2-
     587434 at The Chase Manhattan Bank,
     N.A., One Chase Plaza, New York, New
     York 10081,  ABA# 021-000021, with
     sufficient information (including
     interest rate and maturity) to
     identify the source and application of
     such funds including the PPN: 31420#
     AB 9 of the Notes.

(2)  Address for all notices in respect of
     payment:

     One Tower Square
     Hartford, CT  06183-2030
     Attn:  Securities Department-
              Cashier

(3)  Address for all other communications:

     One Tower Square
     Hartford, CT  06183-2030
     Attention:  Securities Department-
                 Private Placements

     Telecopy:   (203) 954-5243

(4)  Tax Identification No.:  06-0566090

                                                            Principal Amounts
                                                                 of Notes
Name and Address of Purchaser                                to be Purchased
-----------------------------                                ---------------

CONNECTICUT GENERAL LIFE INSURANCE COMPANY                     $15,000,000

(Notes registered in the name of
  CIG & CO.)

(1)  All payments on account of the Notes
     shall be made in the form of bank
     wire transfer or other immediately
     available funds to:  FED ABA
     #02100002l Chase NYC/CTR/BNF=CIGNA
     Private Placements/AC=9009001802

     OBI= __________
     PPN:  31420# AB 9, the amount of
     interest and/or principal, the amount
     of any prepayment, the payable date,
     the originator's contact name and
     telephone number

(2)  Address for all notices in respect to
     payments:
     CIG & CO.
     c/o CIGNA Investments, Inc.
     900 Cottage Grove Road
     Hartford, Connecticut 06152-2206
     Attention:  Securities Processing (S-206)

     With a copy of such notice to:

     The Chase Manhattan Bank, N.A.
     Private Placement Servicing
     P.O. Box 1508
     Bowling Green Station
     New York, NY  10081
     Attention:  CIGNA Private Placements
     Fax:  212-552-3107/1005

(3)  Address for all other communications:

     CIG & CO.
     c/o CIGNA Investments, Inc.
     900 Cottage Grove Road
     Hartford, Connecticut 06152-2307
     Attention:  Private Securities
                 Division (S-307)

(4)  Tax Identification Number:  13-3574027

                                                            Principal Amounts
                                                                 of Notes
Name and Address of Purchaser                                to be Purchased
-----------------------------                                ---------------

CONNECTICUT GENERAL LIFE INSURANCE COMPANY,                    $10,000,000
  on behalf of one or more separate
  accounts

(Notes registered in the name of
  CIG & CO.)

(1)  All payments on account of the Notes
     shall be made in the form of bank
     wire transfer or other immediately
     available funds to:  FED ABA
     #02l000021 Chase NYC/CTR/BNF=CIGNA
     Private Placements/AC=9009001802

     OBI= _________
     PPN:  31420# AB 9, the amount of
     interest and/or principal, the amount
     of any prepayment, the payable date,
     the originator's contact name and
     telephone number

(2)  Address for all notices in respect to
     Payments:
     CIG & CO.
     c/o CIGNA Investments, Inc.
     900 Cottage Grove Road
     Hartford, Connecticut 06152-2206
     Attention:  Securities Processing (S-206)

     With a copy of such notice to:

     The Chase Manhattan Bank, N.A.
     Private Placement Servicing
     P.O. Box 1508
     Bowling Green Station
     New York, NY  10081
     Attention:  CIGNA Private Placements
     Fax:  212-552-3107/1005

(3)  Address for all other communications:

     CIG & CO.
     c/o CIGNA Investments, Inc.
     900 Cottage Grove Road
     Hartford, Connecticut 06152-2307
     Attention:  Private Securities
                 Division (S-307)

(4)  Tax Identification Number:  13-3574027

                                                            Principal Amounts
                                                                 of Notes
Name and Address of Purchaser                                to be Purchased
-----------------------------                                ---------------

ALLSTATE LIFE  INSURANCE COMPANY                                $12,500,000

(1)  All payments by Fedwire transfer of
     immediately available funds,
     identifying the name of the Company,
     the Private Placement Number
     preceded by "DPP" and the payment as
     principal, interest or premium, in
     the format as follows:

     BBK =  Harris Trust and Savings Bank
            ABA #071000288
     BNF =  Allstate Life Insurance
             Company
            Collection Account #168-1l7-0
     ORG =  Federated Investors
     OBI =  DPP (31420# AB 9)
            Payment Due Date (MM/DD/YY) -
            P________ (Enter "P" and
            amount of principal being
            remitted, for example,
            P5000000.00) -
             I________ (Enter "I" and
            amount of interest being
            remitted, for example,
            I225000.00)

(2)  All notices of scheduled payments
     and written confirmation of such
     wire transfers to be sent to:

     Allstate Insurance Company
     Investment Operations - Private Placements
     3075 Sanders Road, STE G4A
     Northbrook, IL 60062-7127
     Telephone: (847) 402-8709
     Telecopy:  (847) 402-7331

(3)  Securities to be delivered to:

     Harris Trust and Savings Bank
     111 West Monroe Street
     Institutional Custody, 5E
     Chicago, Illinois  60690
     Attn:  Lisa Cox
     For Allstate Life Insurance
     Company/Safekeeping Account
     No. 23-91317

(4)  All financial reports, compliance
     certificates and all other written
     communications, including notice of
     prepayments, to be sent to:

     Allstate Life Insurance Company
     Private Placements Department
     3075 Sanders Road, STE G3A
     Northbrook, IL 60062-7154
     Telephone: (847) 402-4394
     Telecopy:  (847) 402-3092

(5)  Tax Identification No.: 36-2554642

                                                      Principal Amounts
                                                          of Notes
Name and Address of Purchaser                          to be Purchased
-----------------------------                          ---------------

ALLSTATE INSURANCE COMPANY                                $7,500, 000

(1)  All payments by Fedwire transfer of
     immediately available funds,
     identifying the name of the Company,
     the Private Placement Number preceded
     by "DPP" and the payment as principal,
     interest or premium, in the format
     as follows:
     BBK = Harris Trust and Savings Bank
           ABA #071000288
     BNF = Allstate Life Insurance Company

           Collection Account #168-114-7
     ORG = Federated Investors
     OBI = DPP (31420# AB 9)
           Payment Due Date (MM/DD/YY) -
           P________ (Enter "P" and
           amount of principal being
           remitted, for example,
           P5000000.00) -
            I________ (Enter "I" and
           amount of interest being
           remitted, for example,
           1225000.00)

(2)  All notices of scheduled payments
     and written confirmation of such
     wire transfers to be sent to:

     Allstate Insurance Company
     Investment Operations - Private Placements
     3075 Sanders Road, STE G4A
     Northbrook, IL 60062-7127
     Telephone:  (847) 402-8709
     Telecopy:   (847) 402-7331

(3)  Securities to be delivered to:

     Harris Trust and Savings Bank
     111 West Monroe Street
     Institutional Custody, 5E
     Chicago, Illinois  60690
     Attn:  Lisa Cox
     For Allstate Life Insurance
     Company/Safekeeping Account
     No. 23-91316

(4)  All financial reports, compliance
     certificates and all other written
     communications, including notice of
     prepayments, to be sent to:

     Allstate Life Insurance Company
     Private Placements Department
     3075 Sanders Road, STE G3A
     Northbrook, IL 60062-7127
     Telephone: (847) 402-4394
     Telecopy:  (847) 402-3092

(5)  Tax Identification No.: 36-0719665

                                                      Principal Amounts
                                                          of Notes
Name and Address of Purchaser                          to be Purchased
-----------------------------                          ---------------

NORTHERN LIFE INSURANCE COMPANY                           $6,000,000

(1)  All payments on account of the Notes
     shall be made by wire transfer of
     federal or other immediately
     available funds to:

     First National Bank
       N.A. /Minneapolis
     601 2nd Ave. S.
     Acct. # 1602-3237-6105
     Bank ABA t 091000022
     Attn:  Securities Accounting
     Ref:  Issuer (S) , Cusip, Coupon &
     Maturity

(2)  Address for all communications:

     ReliaStar Investment Research, Inc.
     100 Washington Square, Suite 800
     Minneapolis, MN 55401-2147
     Attn:  Private Placements
     612-372-5257
     Fax:  612-372-5368

(3)  Tax Identification No.:  41-1295933

                                                      Principal Amounts
                                                          of Notes
Name and Address of Purchaser                          to be Purchased
-----------------------------                          ---------------

NORTHWESTERN NATIONAL LIFE INSURANCE COMPANY             $4, 000,000

(1)  All payments on account of the Notes
     shall be made by wire transfer of
     federal or other immediately
     available funds to:

     First National Bank
       N.A. /Minneapolis
     601 2nd Ave. S.
     Acct. # 1102-4001-4461
     Bank ABA # 091000022
     Attn:  Securities Accounting
     Ref:  Issuer(s), Cusip, Coupon &
     Maturity

(2)  Address for all communications:

     ReliaStar Investment Research, Inc.
     100 Washington Square, Suite 800
     Minneapolis, MN 55401-2147
     Attn:  Private Placements
     612-372-5257
     Fax:  612-372-5368

(3)  Tax Identification No.:  41-0451140

                                                               Principal Amounts
                                                                    of Notes
Name and Address of purchaser                                   to be Purchased
-----------------------------                                   ---------------





PROVIDENT LIFE AND ACCIDENT INSURANCE                             $10,000,000
   COMPANY
(Notes registered in the name of the
following nominee:  PEPA & CO.)

(1)  All Payments on account of the Notes
     shall be made by wire transfer of
     immediately available funds to:

     PEPA & CO.
     c/o Bankers Trust Company
     New York, NY
     ABA No. 021001033
     PVT PLACEMENT PROC
        No. 99 911 145
     For credit to: Provident Life and
     Accident Insurance Company
     Custodial Account No. 99296

     Ref:  Federated Investors 7.96%
     Senior Secured Notes due June 27,
     2006

     PPN#  31420# AB 9
     Principal   $_________,    Interest $_______

(2) Address for all notices with respect to payments and for all other communications

     Provident Life and Accident Insurance
     Company
     Private Placements/Investment
       Department
     One Fountain Square
     Chattanooga, Tennessee  37402
     Telephone:  (423) 755-1365
     Telecopy:   (423) 755-3351

(3)  Tax Identification Number: 13-2895637
     (PEPA & CO.)

                                                              Principal Amounts
                                                                  of Notes
Name and Address of Purchaser                                  to be Purchased
-----------------------------                                  ---------------

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY                       $8,000,000

(1)  All payments on account of the Notes
     shall be made by wire transfer of
     federal or other immediately
     available funds to

     ABA #091-000-019 NW MPLS/TRUST
     CLEARING
     ACCT #08-40-245
     Attn:  Acct #12468800

     with sufficient information
     (including interest rate
     and maturity) to identify the
     issue to which the payment
     relates and the source and
     application of such funds,
     including the amount of principal,
     interest and premium and
     the PPN: 31420# AB 9 of the Notes.

(2)  Address for all notices in respect
     of payment:

     Norwest Bank Minnesota, N.A.
     733 Marquette Ave.
     Investors Bldg., 5th Floor
     Minneapolis, Minnesota 55479-0047
     Attn:  Income Collections

(3)  Address for all other communications:

     Great-West Life & Annuity Insurance
       Company
     8515 East Orchard Road
     3rd Floor, Tower 2
     Englewood, Colorado 80111
     Attn:  U.S. Private Placements
     Telecopier:  303-689-6193

(4)  Tax Identification No.:  84-0467907

                                                                      SCHEDULE B


                                 DEFINED TERMS
                                 -------------

          As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

          "AFFILIATE" as to any person means any other person (a) which directly or indirectly controls, is controlled by, or is under common control with such person, (b) which beneficially owns or holds 10% or more of any class of the Voting Stock of such person, or (c) 10% or more of the Voting Stock (or in the case of a person which is not a corporation, 10% or more of the equity interest) of which is beneficially owned or held, directly or indirectly, by such person. "CONTROL" OR "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, including the power to elect a majority of the directors or trustees of a corporation or trust, as the case may be.

          "AGENT" is defined in Section 1.2.

          "BOARD" means The Board of Trustees or Board of Directors, as appropriate, of the Company or a committee of trustees or directors lawfully exercising the relevant powers of the Board of Trustees or Board of Directors.

          "BUSINESS DAY" means any day other than a Saturday, a Sunday or a day on which commercial banks in New York City or Pittsburgh, Pennsylvania are required or authorized to be closed.

          "CAPITAL LEASE" means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

          "CAPITALIZED LEASE OBLIGATIONS" means with respect to any Person, all outstanding obligations of such Person in respect of Capital Leases, taken at the capitalized amount thereof accounted for as indebtedness in accordance with GAAP.

          "CLASS A SHARES" means the Class A Common Shares of the Company.

          "CLASS B SHARES" means the Class B Common Shares of the Company.

          "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

          "COLLATERAL" means the Pledged Collateral and the UCC Collateral.

          "COLLATERAL AGENT" means PNC Bank, National Association, or its successors as collateral agent under the Intercreditor Agreement and the Security Documents.

          "COMMON SHARES" means the Class A Shares and Class B Shares.

          "COMPETITOR" means, at any date, any Person which directly, or indirectly through one or more Affiliates, is actively engaged to a material extent in direct competition with the Company or any of its Subsidiaries in the management of open and closed end mutual fund assets, provided that no Person shall be deemed to be a Competitor if (a) the aggregate amount of assets so managed (excluding assets relating to life insurance or annuity products) by such Person and its Affiliates is less than $4 billion or (b) such Person is not directly engaged in such management and such Person agrees with the Company not to disclose any Confidential Information to any Affiliate of such Person which may be engaged in such management. The determination of whether a Person is a Competitor shall be made in accordance with Section 13.2.

          "CONFIDENTIAL INFORMATION" is defined in Section 20.

          "CONSOLIDATED ADJUSTED NET INCOME" means for any period of determination the sum of (a) Consolidated Net Income for such period plus (b) all non-cash charges to net income for such period on account of revaluation of intangible assets in accordance with GAAP.

          "CONSOLIDATED CASH FLOW" means for any period of four fiscal quarters means (a) the sum of Consolidated Net Income plus all amounts that were deducted from gross revenues in computing Consolidated Net Income on account of depreciation, amortization, other non-cash charges to net income (excluding any non-cash charges which require an accrual or reserve for cash charges for any future period), interest expense and income tax expense, minus (b) non-cash credits to net income, in each case of the Company and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.

          "CONSOLIDATED EARNINGS AVAILABLE FOR DEBT SERVICE AND DIVIDENDS" means for any period of determination (a) the sum of Consolidated Net Income plus all amounts that were deducted from gross revenues in computing Consolidated Net Income on account of depreciation, amortization, other non-cash charges to net income (excluding any non-cash charges which require an accrual or reserve for cash charges for any future period), minus (b) non-cash credits to net income, in each case of the Company and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP.

          "CONSOLIDATED EARNINGS AVAILABLE FOR FIXED CHARGES" for any period of determination means the sum of (a) Consolidated Cash Flow for such period plus
(b) Consolidated Rental Expense for such period.

          "CONSOLIDATED FIXED CHARGES" means, for any period of determination, the sum (without duplication) of (a) Consolidated Interest Expense for such period, (b) all dividends payable during such period in respect of Preferred Stock of any Restricted Subsidiary not owned by the Company directly or indirectly through one or more Wholly-owned Restricted Subsidiaries and (c) Consolidated Rental Expense for such Period.

          "CONSOLIDATED INDEBTEDNESS" means, at any date, all indebtedness of the Company and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP.

          "CONSOLIDATED INTEREST EXPENSE" means for any period of determination all interest payable in respect of the Notes and any other then outstanding Indebtedness (including imputed interest in respect of Capitalized Lease Obligations), determined on a consolidated basis in accordance with GAAP.

          "CONSOLIDATED NET INCOME" means for any period of determination the net income of the Company and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, excluding

          (a)  the proceeds of any life insurance policy,

          (b) any gains arising from (1) the sale or other disposition of any assets (other than current assets) to the extent that the aggregate amount of the gains exceeds the aggregate amount of the losses from the sale, abandonment or other disposition of assets (other than current assets),
     (2) any write-up of assets, or (3) the acquisition of outstanding securities of the Company or any Restricted Subsidiary,

          (c) any amount representing any interest in the undistributed earnings of any other Person (other than a Restricted Subsidiary),

          (d) any earnings, prior to the date of acquisition, of any Person acquired in any manner, and any earnings of any Restricted Subsidiary acquired prior to becoming a Restricted Subsidiary,

          (e) any earnings of a successor to or transferee of the assets of the Company prior to becoming such successor or transferee,

          (f) any deferred credit (or amortization of a deferred credit) arising from the acquisition of any Person,

          (g) any portion of the net income of any Restricted Subsidiary which for any reason is unavailable for payment of dividends to the Company or to another Restricted Subsidiary, and

          (h)  any extraordinary gains.

          "CONSOLIDATED RENTAL EXPENSE" means for any period of determination the aggregate amount of rental and other obligations required to be paid by the Company and its Restricted Subsidiaries as lessee under all operating leases (excluding any amounts required to be paid by the lessee on account of maintenance and repairs, insurance, taxes, assessments, utilities, operating and labor costs and similar charges), determined on a consolidated basis in accordance with GAAP.

          "CONSOLIDATED TOTAL ASSETS" means, at any date, all assets of the Company and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP.

          "CREDIT FACILITY BANKS" means the banks party to the Existing Bank Credit Facility.

          "DECLARATION OF TRUST" means the Restated Declaration of Trust of the Company dated as of July 28, 1989, as the same may be supplemented or amended from time to time.

          "DEFAULT" means an event or condition the occurrence or existence of which would, with the giving of notice or the lapse of time, or both, become an Event of Default.

          "DEFAULT RATE" means that rate of interest that is the greater of (i) 9.96% and (ii) 2% above the rate of interest publicly announced by Citibank, N.A. from time to time at its principal office in New York City as its prime rate.

          "DESIGNATED ASSETS" means the right to receive deferred sales charges, including 12b-1 fees and contingent deferred sales charges, and (to the extent reasonably necessary to permit any securitization transaction described in
Section 10.5(d)) shareholder servicing fees related thereto, and any comparable fees from a Fund.

          "ENVIRONMENTAL LAWS" means any and all Federal, state and local, and any and all foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

          "ERISA AFFILIATE" means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.

          "EVENT OF DEFAULT" is defined in Section 11.

          "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time.

          "EXISTING BANK CREDIT FACILITY" means the Senior Secured Credit Agreement dated as of January 31, 1996 among the Company, the banks party thereto and PNC Bank, National Association, as agent, as supplemented, amended or restated from time to time.

          "FUND FEES" means 12b-1, back-end and other similar fees contractually due the Company or any of its Restricted Subsidiaries.

          "FUNDED INDEBTEDNESS" with respect to any Person means, at any time,
(a) all Indebtedness for borrowed money of such Person or which has been incurred by such Person in connection with the acquisition of assets having a final maturity of one or more than one year from the date of origin thereof (or which is renewable or extendible at the option of the obligor for a period or periods more than one year from the date of origin), including all payments in respect thereof that are required to be made within one year from the date of any determination of Funded Debt, whether or not included in current liabilities, (b) all Capitalized Leases, and (c) all Guarantees of such Person of Funded Indebtedness of others.

          "FUNDS" means the mutual funds for which the Company or any Restricted Subsidiary serves as an advisor, an administrator, a distributor, a transfer agent, a portfolio or fund accountant, or a clearing servicer.

          "GAAP" means generally accepted accounting principles from time to time in the United States.

          "GOVERNMENTAL AUTHORITY" means

          (a)  the government of

                (i) the United States or any State thereof or other political subdivision of any thereof, or

                (ii) any jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

          (b) any entity exercising executive, legislative, judicial regulatory or administrative functions of, or pertaining to, any such government (including without limitation the National Association of Insurance Commissioners).

          "GRANTORS" means the Company and certain of its Subsidiaries who are signatories to the Security Agreement as indicated in Exhibit 1.2(a).

          "GUARANTEE" means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any Indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including without limitation obligations incurred through an agreement, contingent or otherwise, by such Person:

          (a) to purchase such Indebtedness or obligation or any property constituting security therefor;

          (b) to advance or supply funds (i) for the purchase or payment of such Indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation;

          (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of any other Person to make payment of the Indebtedness or obligation; or

          (d) otherwise to assure the owner of such Indebtedness or obligation against loss in respect thereof.

          In any computation of the Indebtedness or other liabilities of the obligor under any Guarantee, the Indebtedness or other obligations that are the subject of such Guarantee shall be assumed to be direct obligations of such obligor.

          "HAZARDOUS MATERIAL" means any and all pollutants, toxic or hazardous wastes or any other substances that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is or shall be restricted, prohibited or penalized by any applicable law (including without limitation asbestos, urea formaldehyde foam insulation and polychlorinated biphenyls).

          "HOLDER" means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to
Section 13.1.

          "INDEBTEDNESS" means as to any person at any time, any and all indebtedness, obligations or liabilities (whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, or joint or several) of such person for or in respect of (a) borrowed money, (b) amounts raised under or liabilities in respect of any note purchase or acceptance credit facility, (c) reimbursement obligations under any letter of credit, currency swap agreement, interest rate swap, cap, collar or floor agreement or other interest rate protection device, (d) any other transaction (including forward sale or purchase agreements, capitalized leases and conditional sales agreements) having the commercial effect of a borrowing of money entered into by such person to finance its operations or capital requirements (but not including trade payables and accrued expenses incurred in the ordinary course of business which are not represented by a promissory note or other evidence of indebtedness and which are not more than 30 days past due), or (e) any Guarantee of Indebtedness for borrowed money.

          "INSTITUTIONAL INVESTOR" means (a) any original purchaser of a Note (including any Affiliate of such purchaser) and (b) any holder of a Note holding (together with one or more of its Affiliates) more than 2% of the aggregate principal amount of the Notes then outstanding.

          "INSURANCE SUBSIDIARY" means Federated Reinsurance Limited, an Irish corporation, and any other corporation, business trust or other entity which is
(a) organized under the laws of Ireland or any other jurisdiction acceptable to the Majority Holders, (b) formed by the Company to engage in the Limited insurance activities permitted by Section 8.2(p) (i) of the Existing Bank Credit Facility, and (c) a Wholly-Owned Restricted Subsidiary (provided that if such Insurance Subsidiary is organized under the law of a foreign jurisdiction which requires that residents of such foreign jurisdiction maintain a certain level of ownership interest in such Insurance Subsidiary, then not less than 98% of the outstanding shares or other equity interests of such Insurance Subsidiary shall be owned by one or more Wholly-Owned Restricted Subsidiaries).

          "INTERCOMPANY SUBORDINATION AGREEMENT" means the Intercompany Subordination Agreement, substantially in the form of Exhibit 1.2(d), executed and delivered by the Company and its Subsidiaries in favor of the holders from time to time of the Notes and the other holders of Senior Debt referred to therein.

          "INTERCREDITOR AGREEMENT" is defined in Section 1.2.

          "INVESTMENT ADVISERS ACT" is defined in Section 5.17 (b).

          "Investment Company Act" is defined in Section 5.17(b).

          "LIEN" means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance (including without limitation any of the foregoing resulting from a sale or other disposition of receivables with recourse), or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

          "MAJORITY HOLDERS" means, at any time, the holders of at least a majority in unpaid principal amount of the Notes at the time outstanding.

          "MAKE-WHOLE AMOUNT" is defined in Section 8.7.

          "MANAGEMENT-RELATED SHAREHOLDERS" means the persons or entities identified as such on Schedule 5.1.

          "MANAGEMENT SHAREHOLDERS" means the eleven individuals identified as such on Schedule 5.1.

          "MATERIAL" means material in relation to the business, operations, affairs, financial condition, assets, properties or prospects of the Company and its Restricted Subsidiaries taken as a whole.

          "MATERIAL ADVERSE EFFECT" means a material adverse effect on (a) the business, operations, affairs, financial condition, assets, properties or prospects of the Company and its Restricted Subsidiaries taken as a whole, (b) the ability of the Company to perform its obligations under this Agreement, the Notes and any Security Document to which it is a party or (c) the validity or enforceability of this Agreement, the Notes or any Security Document.

          "MEMORANDUM" is defined in Section 5.3.

          "NOTES" is defined in Section 1.1.

          "OFFICER'S CERTIFICATE" means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

          "OTHER AGREEMENTS" is defined in Section 2.

          "OTHER PURCHASERS" is defined in Section 2.

          "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

          "PERSON" or "person" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

          "PLAN" means an "employee benefit plan" (as defined in section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

          "PLEDGE AGREEMENT" means the Amended and Restated Pledge Agreement, substantially in the form of Exhibit 1.2(b), executed and delivered by the Pledgors to the Collateral Agent.

          "PLEDGED COLLATERAL" means that portion of the Collateral which consists of the issued and outstanding shares of capital stock, beneficial interests or partnership interests of the Companies and related items which are pledged under the Pledge Agreement.

          "PLEDGED SHARES" means that portion Of the Pledged Collateral which consists of all of the issued and outstanding Class A Shares.

          "PLEDGED SUBSIDIARY" means a Subsidiary of the Company whose outstanding capital stock or shares of beneficial interest or partnership interests are pledged to the Collateral Agent under the Pledge Agreement.

          "PLEDGING SUBSIDIARIES" means Federated Investors, Inc., FII Holdings, Inc., Federated International Management, Ltd., Federated Services Company, FS Holdings, Inc. and Federated Shareholder Services Company.

          "PLEDGORS" means the Company, the Pledging Subsidiaries and the holders of the Class A Shares.

          "PREFERRED STOCK", as applied to any corporation or other Person, means shares or other equity interests of such corporation or Person that shall be entitled to preference or priority over any other shares or equity interests of such corporation or Person in respect of either the payment of dividends or the distribution of assets upon liquidation, or both.

          "PRINCIPAL AND DIVIDEND PAYMENTS" means for any period of determination the sum of (a) scheduled principal payments on all Indebtedness of the Company and its Restricted Subsidiaries

(other than intercompany Indebtedness) plus (b) all dividend payments on the Common Shares and Preferred Stock actually paid in cash.

          "PROPERTY" or "PROPERTIES" means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, inchoate or otherwise.

          "PROXIES" has the meaning specified in the Existing Bank Credit Facility.

          "PTE" is defined in Section 6.2(a).

          "REQUIRED HOLDERS" means, at any time, the holders of at least 66 2/3% in unpaid principal amount of the Notes at the time outstanding.

          "RESPONSIBLE OFFICER" means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement.

          "RESTRICTED PAYMENT" means

          (a) the declaration of any dividend on, or the incurrence of any liability to make any other payment or distribution in respect of, any shares or equity interests of any class of the Company (other than one payable solely in Common Shares),

          (b) any payment or distribution on account of the purchase, redemption or other retirement of any shares or equity interests of any class of the Company, or of any warrant, option or other right to acquire such shares or equity interests, and

          (c) any payment or distribution on account of the principal of or premium, if any, with respect to Indebtedness of the Company that is subordinated to the Notes other than mandatory sinking fund or other retirement payments required by the terms thereof.

The amount of any Restricted Payment in property shall be deemed to be the greater of its fair value (as determined by the board of trustees of the Company) and its net book value.

          "RESTRICTED SUBSIDIARY" as of the date of this Agreement means each Subsidiary designated as a "Restricted Subsidiary" in Schedule 5.41, and thereafter means each Subsidiary not designated as an Unrestricted Subsidiary pursuant to Section 10.8.

          "SEC" means the Securities and Exchange Commission.

          "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time.

          "SECURITY AGREEMENT" means the Amended and Restated Security Agreement, substantially in the form of Exhibit 1.2(c), executed and delivered by the Grantors to the Collateral Agent.

          "SECURITY DOCUMENTS" means the Security Agreement, the Pledge Agreement, the Proxies and any other instruments, certificates, powers of attorney or documents delivered or contemplated to be delivered thereunder or in connection herewith, as the same may be supplemented or amended from time to time in accordance herewith.

          "SENIOR FINANCIAL OFFICER" means the chief financial officer, vice president of finance, principal accounting officer, treasurer or comptroller of the Company.

          "SPECIAL PURPOSE SUBSIDIARY" means any corporation, business trust or other entity formed by the Company to engage in the limited activities permitted by Section 8.2(p) (ii) of the Existing Bank Credit Facility and which shall be a Wholly-Owned Restricted Subsidiary, provided that if the Special Purpose Subsidiary is organized under the law of a foreign jurisdiction which requires that residents of such foreign jurisdiction maintain a certain level of ownership interest in such Special Purpose Subsidiary, then not less than 98% of the outstanding shares or other equity interests of such Special Purpose Subsidiary shall be owned by a Wholly-Owned Restricted Subsidiary.

          "SUBSIDIARY" means, as to any Person, (a) any corporation or other business entity 50% or more of the combined voting power of all Voting Stock of which is owned directly or indirectly by such Person or one or more of its Subsidiaries or (b) any partnership in which such Person is a general partner or of which 50% or more of the partnership interests is at the time directly or indirectly owned by such Person or one or more of its Subsidiaries, except that no Fund shall be deemed to be a Subsidiary of the Company. Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Company.

          "SWAPS" means, with respect to any Person, payment obligations with respect to interest rate swaps, currency swaps and similar obligations obligating such Person to make payments, whether periodically or upon the happening of a contingency. For the purposes of this Agreement, the amount of the obligation under any Swap shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such Person, based on the assumption that such Swap had terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to such Swap provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligation shall be the net amount so determined.

          "UCC Collateral" means that portion of the Collateral in which security interests are granted under the Security Agreement.

          "Unrestricted Subsidiary" means any Subsidiary other than a Restricted Subsidiary

          "Voting Stock" means, with respect to any Person, any shares of stock or other equity interests of any class or classes of such Person whose holders are entitled under ordinary circumstances (irrespective of whether at the time stock or other equity interests of any other class or classes shall have or might have voting power by reason of the happening of any contingency) to vote for the election of a majority of the directors, managers, trustees or member of any other type of governing body of such Person.

          "Wholly-Owned Restricted Subsidiary" means, at any time, any Restricted Subsidiary all of the equity interests (except directors' qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company's other Wholly-Owned Restricted Subsidiaries at such time.

                                                                     EXHIBIT 1.1


                                [FORM OF NOTE]

                              FEDERATED INVESTORS

                      7.96% Senior Secured Note due 2006



No. R-                                                        New York, New York
$______________                                                           [Date]
PPN: 31420# AB 9

          FEDERATED INVESTORS, a Delaware business trust (the "Company"), for value received, hereby promises to pay to ___________________, or registered assigns, the principal sum of ____________________ Dollars (or so much thereof as shall not have been prepaid) on June 27, 2006, and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid principal balance thereof from the date of this Note at the rate of 7.96% per annum, quarterly on March 27, June 27, September 27 and December 27 in each year until such principal sum shall have become due and payable (whether at maturity, at a date fixed for prepayment or by declaration, acceleration or otherwise), and to pay on demand interest (so computed) on any overdue principal and premium, if any, and (to the extent permitted by applicable law) on any overdue interest, at a rate per annum equal to the greater (determined on a daily basis) of (i) 9.96% and (ii) 2% above the rate of interest publicly announced by Citibank, N.A. from time to time at its principal office in The City of New York as its prime or base rate. Payments of principal , premium, if any, and interest shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts in the manner and to the address designated by the holder hereof and, in the absence of such designation, at said principal office of Citibank, N.A.

          This Note is one of an issue of Senior Secured Notes due 2006 of the Company issued pursuant to the several Note Purchase Agreements dated as of June 15, 1996 (the "Note Purchase Agreements"), entered into by the Company with certain institutional investors. The holder of this Note is entitled to the benefits of the Note Purchase Agreements and is also entitled to the benefits and security of certain Security Documents referred to in the Note Purchase Agreements. Pursuant to Section 13.2 of the Note Purchase Agreements, each transferee of a Note, by its acceptance of such Note, shall be deemed to have represented to the Company that it is not a Competitor (as such term is defined in the Note Purchase Agreements) unless prior to the transfer of such Note such transferee notifies the Company that it may be such a Competitor or the Company makes a determination as to whether it is a Competitor; and if the holder of this Note is or is determined to be a Competitor as provided in said Section 13.2, such holder shall not be entitled to exercise certain rights, or the exercise of such rights will be subject to limitations, under Sections 7.1(h) and 7.3(a) of the Note Purchase Agreements.

          This Note is subject to required prepayments by the Company on the dates and in the amounts specified in the Note Purchase Agreements. The Company may at its election prepay this Note, in whole or in part, and the maturity hereof may be accelerated following an Event of Default, all as provided in the Note Purchase Agreements, to which reference is made for the terms and conditions of such provisions as to prepayment and acceleration, including without limitation the payment of a make-whole premium in connection therewith.

          Upon surrender of this Note for registration of transfer or exchange, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and, at the option of the holder, registered in the name of, the transferee. The Company and any agent of the Company may deem and treat the person in whose name this
Note is registered as the owner hereof for the purpose of receiving payments of the principal of, premium, if any, and interest hereon and for all other purposes whatsoever, whether or not this Note is overdue, and the Company shall not be affected by any notice to the contrary.

          As provided in the Note Purchase Agreements, this Note shall be governed by and construed in accordance with the law of the Commonwealth of Pennsylvania.

          The holder of this Note is expressly put on notice of the limitation of liabi1ity as set forth in the Declaration of Trust of the Company and the declarations of trust of certain of the Company's Subsidiaries and, by acceptance of this Note, agrees that the obligations assumed by the Company and its Subsidiaries pursuant to this Note, the Note Purchase Agreements and the Security Documents are limited in any case to the Company and its Subsidiaries and their respective assets. The holder of this Note agrees not to seek satisfaction of any obligation of the Company or its Subsidiaries under this Agreement from any of the shareholders of the Company, the trustees, officers or agents of those entities, or any of them, except as contemplated under the Pledge Agreement, the Declaration of Trust of the Company and the declarations of trust of certain of the Company's Subsidiaries. Notwithstanding the foregoing, nothing in such declarations of trust or elsewhere shall prohibit the Collateral

Agent on behalf of the holders from pursuing any remedies against any outside professionals or consultants employed by the Company or its Subsidiaries.


                                   FEDERATED INVESTORS



                                   By________________________________________
                                     Title:

________________________________________________________________________________

                              FEDERATED INVESTORS

                          ___________________________

                            SUPPLEMENTAL AGREEMENT



                          Dated as of October 1, 1997



                                 amending the



              Note Purchase Agreements dated AS of June 15, 1996

                          ___________________________

                      7.96% Senior Secured Notes due 2006

________________________________________________________________________________

                              FEDERATED INVESTORS

                            SUPPLEMENTAL AGREEMENT


                                                    as of October 1, 1997

                    Re: 7.96% Senior Secured Notes due 2006


TO THE SEVERAL NOTEHOLDERS WHOSE
   NAMES APPEAR IN THE ACCEPTANCE
   FORM AT THE END HEREOF

Ladies and Gentlemen:

          FEDERATED INVESTORS, a Delaware business trust (the "COMPANY"), hereby agrees with you as follows:

1.   Original Note Purchase Agreements and the Notes; Proposed Amendments.

          Pursuant to the several Note Purchase Agreements dated as of June 15, 1996 (the "ORIGINAL NOTE PURCHASE AGREEMENTS") entered into by the Company with the institutional investors named in Schedule A thereto, the Company issued and sold $98,000,000 aggregate principal amount of its 7.96% Senior Secured Notes due 2006 (the "NOTES"), of which Notes in said unpaid principal amount remain outstanding on the date hereof. Unless the context otherwise requires, capitalized terms used herein without definition have the respective meanings ascribed thereto in the Original Note Purchase Agreements.

          The company proposes to enter into a program in respect of the securitization of Designated Assets. In connection therewith the Company proposes to amend the Original Note Purchase Agreements as hereinafter set forth (the original note purchase Agreements as so amended are sometimes called the "Amended Note Purchase Agreements").

2.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

          The Company represents and warrants to you as of the Effective Date (as below defined) as follows:

          A.   Organization, Authorization. Etc. The Company is a business trust
               --------------------------------
duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite power and authority to execute, deliver and perform its obligations under this Supplemental Agreement and the Amended Note Purchase Agreements.

          The execution and delivery of this Supplemental Agreement and the performance of this Supplemental Agreement and the Amended Note Purchase Agreements have been duly authorized by all necessary corporate and, if required, stockholder action on the part of the Company. This Supplemental Agreement and the Amended Note Purchase Agreements are legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

          B.   Compliance with Laws, Other Instruments, Etc. The execution,
               --------------------------------------------
delivery and performance by the Company of this Supplementa1 Agreement and the Amended note Purchase Agreements do not and will not (A) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument to which the company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, (B) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (C) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary.

          C.   No Default, etc. No Event of Default or Default has occurred and
               ---------------
is continuing, and neither the Company nor any Subsidiary is in default (whether or not waived) in the performance or observance of any of the terms, covenants or conditions contained in any instrument evidencing any Indebtedness and there is no pending request by the Company (except pursuant to this Supplemental Agreement and the Existing Bank Credit Facility in respect of the transactions contemplated hereby) or any subsidiary for any amendment or waiver in respect of any contemplated or possible default with respect to such Indebtedness and no event has occurred and is continuing which, with notice or lapse of time or both, would become such a default.

          d.   No Undisclosed Fees. The Company has not, directly or indirectly,
               -------------------
paid or caused to be paid any consideration (as supplemental or additional interest, a fee or otherwise) to any holder of Notes in order to induce such holder to enter into this Supplemental Agreement or take any other action in connection with the transactions contemplated hereby, nor has the Company agreed to make any such payment.

3.   Representation of the Noteholder.

          You represent to the Company that you are the beneficial owner of Notes in the aggregate unpaid principal amount set forth below your name in the acceptance form of this Supplemental Agreement.

4.   Amendments of Original Note Purchase Agreements, Etc.

          The original Note Purchase Agreements are amended pursuant to Section
17.1 thereof, as follows:

          A. Section 10.3 is amended by adding the following sentences at the end thereof:

          "Without limiting the generality of the foregoing or the definition of 'Consolidated net income', no gain or income attributable to any interest by the company or a Restricted Subsidiary in an entity resulting from a Qualifying Asset Sale (other than cash actually distributed) shall be included as income for any purposes under this Agreement. In addition, for purposes of calculating the ratios set forth in clauses (a), (b) and (c) above, the impact of nonrecourse Indebtedness incurred in connection with, and the cash flows (including any non-cash interest expense) related to, a Qualifying Asset Sale Shall be excluded."

          B.   Clause (i) of Section 10.5(d) is amended to read as follows:

               "(i) such Asset Sale is properly (in accordance with GAAP), and is, accounted for as a true sale by such Restricted Subsidiary, or is a Qualifying Asset Sale,"

          C. Schedule B is amended by adding a new definition of "Qualifying asset sale", to read as follows:

               "'Qualifying Asset Sale' means an Asset Sale to a Special Purpose Subsidiary (whether or not accounted for as a true sale in accordance with GAAP) satisfying the following conditions:

                    (a) such Special Purpose Subsidiary is a 'bankruptcy remote' entity with a separate legal existence that would not be disregarded (and accordingly the assets and liabilities of such entity would not be subject to substantive consolidation with those of the Company and its other Restricted Subsidiaries) in a bankruptcy proceeding involving the company or such other Restricted Subsidiary as a debtor;

                    (b) in the opinion of the Company and its counsel, such Asset Sale would be deemed to be a sale or absolute assignment in case of a bankruptcy proceeding involving the transferor restricted subsidiary;

                    (c) such Asset Sale is pursuant a Master Agreement with respect to a program entered into by the Company with Federated Funding 1997-1, Inc., Federated Investors Management Company, Federated Securities Corp., the Owner Trustee of the PLT Finance Trust 1997-1, PLT Finance, L.P., Putnam, Lovell & Thorton Inc., and Bankers Trust Company, all as described to the holders of the Notes in reasonable detail in writing prior to the initial Asset Sale thereunder;

                    (d) such Asset Sale is without recourse to the company or any other Restricted Subsidiary (except for recourse in respect of customary representations and warranties made to the purchaser, none of which shift the economic risk of nonpayment from the purchaser); and

                    (e) each holder of a Note shall have received a copy of the opinion of Sullivan & Worcester LLP, or other counsel reasonably satisfactory to the Majority Holders, rendered to investors and other interested parties in connection with such Asset Sale pursuant to such Master Agreement (including without limitation as to the matters specified in clauses (a) , (b) and (d) above) and an Officer's Certificate as to the matters specified in clauses (a) to (d) above."

5.   Effectiveness of this Supplemental Agreement.

          This Supplemental Agreement will become effective on the date (the "EFFECTIVE DATE") on which all of the following conditions precedent shall have been satisfied:

          A.   Proceedings. All proceedings taken by the Company in connection
               -----------
with the transactions contemplated hereby and all documents and papers incident thereto shall be satisfactory to you, and you and your special counsel shall have received all such counterpart originals or certified or other copies of such documents and papers, all in form and substance satisfactory to you, as you or they may reasonably request in connection therewith.

          B.   Execution of this Supplemental Agreement. Counterparts of this
               ----------------------------------------
Supplemental Agreement shall have been executed and delivered by the Company and the Required Holders.

          C.   Opinion of Counsel. You shall have received an opinion, dated the
               ------------------
Effective Date, addressed to you and otherwise satisfactory in scope and substance to you, from Joseph M. Huber, Esq., Corporate Counsel for the Company, as to the due authorization, execution and delivery by the Company of this Supplemental Agreement and covering such other matters incident to the transactions contemplated hereby as you may reasonably request.

          D.   Payment of Fees. The Company shall have paid the fees and
               ---------------
disbursements of your special counsel as contemplated by Section 7 of this Supplemental Agreement.

6.   Notation of Notes.

          Prior to any transfer of an outstanding Note by the holder thereof, such holder shall either make a notation on said Note to reflect the transactions contemplated by this Supplemental Agreement and the amendment to such Note or surrender such Note for a new Note (the text of which may make reference to this Supplemental Agreement) in accordance with Section 13.2 of the Amended Note Purchase Agreements.

7.   Expenses.

          Without limiting the generality of Section 15.1 of the Amended Note Purchase Agreements, the Company Agrees, whether or not the transactions contemplated hereby are consummated, to pay the reasonable fees and disbursements of Willkie Farr & Gallagher, your special counsel, for their services rendered in connection with such transactions and with respect to this Supplemental Agreement and any other document delivered pursuant to this Supplemental Agreement and reimburse you for your out-of-pocket expenses in connection with the foregoing.

          In furtherance of the foregoing, on the Effective Date the Company will pay or cause to be paid the reasonable fees and disbursements of Willkie Farr & Gallagher which are reflected in the statement of Willkie Farr & Gallagher delivered to the Company on or prior to the Effective Date. The Company will also pay promptly upon receipt of supplemental statements therefor, reasonable additional fees, if any, and disbursements of Willkie Farr & Gallagher in connection with the transactions contemplated hereby (including disbursements unposted as of the Effective Date).

8.   Ratification.

          Except as amended hereby, the Original Note Purchase Agreements are in all respects ratified and confirmed and the provisions thereof shall remain in full force and effect.

9.   Counterparts.

          This Supplemental Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

10.  Governing Law.

          This supplemental agreement shall be governed by and construed in accordance with the laws of the State of New York.

          If you are in agreement with the foregoing, please sign the form of acceptance in the space below provided, whereupon this Supplemental Agreement shall become a binding agreement between you and the Company, subject to becoming effective as hereinabove provided.

                                        FEDERATED INVESTORS


                                        BY [SIGNATURE ILLEGIBLE]
                                           --------------------------
                                           TITLE:


ACCEPTED AND AGREED:

NOTEHOLDERS:

THE TRAVELERS INSURANCE COMPANY
By__________________________
   Title:

Principal Amount of Notes Held:  $25,000,000


CONNECTICUT GENERAL LIFE INSURANCE COMPANY

By CIGNA INVESTMENTS, INC.

   By________________________
      Title:

Principal Amount of Notes Held:  $15,000,000


CONNECTICUT GENERAL LIFE INSURANCE
 COMPANY, on behalf of one or more
 separate accounts

By CIGNA INVESTMENTS, INC.

   By________________________
      Title:

Principal Amount of Notes Held:  $10,000,000


ALLSTATE LIFE INSURANCE COMPANY

By________________________
    Title:

By________________________
    Title:

PRINCIPAL AMOUNT OF NOTES HELD:  $12,500,000


ALLSTATE INSURANCE COMPANY

By________________________
    Title:

By________________________
    Title:

Principal Amount of Notes Held:  $7,500,000


NORTHERN LIFE INSURANCE COMPANY

By________________________
    Title:

Principal Amount OF Notes Held:  $6,000,000


NORTHWESTERN NATIONAL LIFE INSURANCE COMPANY

By________________________
    Title:

Principal Amount of Notes Held:  $4,000,000


PROVIDENT LIFE AND ACCIDENT INSURANCE COMPANY

By________________________
    Title:

Principal Amount of Notes Held:  $10,000,000

                                                                OCTOBER __, 1997


The Noteholders whose names
appear in the Acceptance Form at
the end of the Supplementa1 Agreement
as defined below

     Re:  Federated Investors

Ladies and Gentlemen:

     I have acted as Corporate Counsel to Federated Investors, a Delaware business trust (the "Company"), in connection with the execution and delivery of the Supplemental Agreement dated as of October 1, 1997 amending the Note Purchase Agreements dated as of June 15,1996 (the "Amendment"). I furnish you my written opinion pursuant to Section 5(c) of the Amendment.

     Capitalized terms used in this opinion that are not otherwise defined herein shall have the respective meanings set forth in the Amendment and said Note Purchase Agreements.

     In connection with this opinion I have examined, or have had attorneys in the Legal Department of the Company examine, the originals or copies of such records, agreements and instruments of the Company, certificates of public officials and of officers of the Company and such other documents and records, and such matters of law, as I have deemed appropriate as a basis for the opinions hereinafter expressed. In making such examination, I have assumed the genuineness of all signatures, other than those of the Company, the authenticity of all documents submitted to me as originals and the conformity to the originals of all documents submitted to me as copies, which facts I have not independently verified. As to various facts material to the opinions set forth herein, I have relied without independent verification upon factual representations made by the Company in the Amendment, upon certificates of public officials and upon facts certified by officers of the Company.

     For purposes of the opinions expressed herein, I have assumed that each party (other than the Company) to the Amendment and to all other documents, agreements and instruments examined by me have all requisite power and authority and have taken all necessary action to enter into and perform all of its obligations under the Amendment or such other documents, agreements and instruments to which they are a party, and that each such Amendment and other document, agreement and instrument is and will be the valid, binding and enforceable obligation of each party thereto. I express no opinion upon the application of any federal, state or local statute, law, rule

Noteholders
October __, 1997
Page 2

or regulation to the authority of any such other party to enter into and to carry out its respective obligations or exercise rights or remedies under the Amendment or such other documents, agreements and instruments.

     I am a member of the Bar of the Commonwealth of Pennsylvania, and I express no opinions herein with respect to the law of any other jurisdiction except the federal laws of the United States, and the Business Trust Act of the State of Delaware. As to matters governed by the laws of the State of New York, I have assumed that such laws are the same as the laws of the Commonwealth of Pennsylvania.

     Other than as expressly addressed below, I express no opinion herein with respect to the application of or compliance with any federal or state securities or antitrust or unfair competition laws or regulations (including without limitation any filing or notice requirements thereunder), and for purposes of this opinion have assumed compliance by all parties with such laws and regulations.

     On the basis of and subject to the foregoing and the limitations, qualifications and exceptions set forth herein, as well as my consideration of such questions of law as, in my judgment, are necessary or appropriate to enable me to render the opinions herein expressed, I am of the opinion, as follows:

     (1) The Company is a business trust, duly organized, validly existing and in good standing under the laws of Delaware. The Company has the lawful power to engage in the business it presently conducts; and is duly licensed or qualified and in good standing in each jurisdiction wherein it owns or leases property or conducts a material amount of business.

     (2) The Company has full power to enter into, execute and deliver the Amendment and to perform its obligations under the Amendment; and all such actions have been duly authorized by all necessary proceedings on the part of the Company.

     (3) The Amendment has been duly and validly executed and delivered by the Company. The Amendment constitutes a legal, valid and binding obligation of the Company and is enforceable against the Company in accordance with its terms.

     (4) Neither the execution and delivery of the Amendment by the Company nor the consummation of the transactions contemplated in the Amendment or compliance with the terms thereof by the Company, violate the declaration of trust, or by-laws, of the Company or violate any applicable law or result in a default under any material agreement or instrument, to which the Company is a party or is bound or to which it is subject or result in the creation or enforcement of any Lien, charge or

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

By________________________
   Title:

By________________________
   Title:

Principal Amount of Notes Held: $8,000,000

                                                                October __, 1997


The Noteholders whose names
appear in the Acceptance Form at
the end of the Supplemental Agreement
as defined below

     Re:  Federated Investors

Ladies and Gentlemen:

     I have acted as Corporate Counsel to Federated Investors, a Delaware business trust (the "Company"), in connection with the execution and delivery of the Supplemental Agreement dated as of October 1,1997 amending the Note Purchase Agreements dated as of June 15, 1996 (the "Amendment"). I furnish you my written opinion pursuant to Section 5(c) of the Amendment.

     Capitalized terms used in this opinion that are not otherwise defined herein shall have the respective meanings set forth in the Amendment and said Note Purchase Agreements.

     In connection with this opinion I have examined, or have had attorneys in the Legal Department of the Company examine, the originals or copies of such records, agreements and instruments of the Company, certificates of public officials and of officers of the Company and such other documents and records, and such matters of law, as I have deemed appropriate as a basis for the opinions hereinafter expressed. In making such examination, I have assumed the genuineness of all signatures, other than those of the company, the authenticity of all documents submitted to me as originals and the conformity to the originals of all documents submitted to me as copies, which facts I have not independently verified. As to various facts material to the opinions set forth herein, I have relied without independent verification upon factual representations made by the Company in the Amendment, upon certificates of public officials and upon facts certified by officers of the Company.

     For purposes of the opinions expressed herein, I have assumed that each party (other than the Company) to the Amendment and to all other documents, agreements and instruments examined by me have all requisite power and authority and have taken all necessary action to enter into and perform all of its obligations under the Amendment or such other documents, agreements and instruments to which they are a party, and that each such Amendment and other document, agreement and instrument is and will be the valid, binding and enforceable obligation of each party thereto. I express no opinion upon the application of any federal, state or local statute, law, rule or regulation to the authority of any such other party to enter into and to carry out its respective obligations or exercise rights or remedies under the Amendment or such other documents, agreements and instruments.

     I am a member of the bar of the Commonwealth of Pennsylvania, and I express no opinions herein with respect to the law of any other jurisdiction except the federal laws of the United States, and the Business Trust Act of the State of Delaware. As to matters governed by the laws of the State of New York, I have assumed that such laws are the same as the laws of the Commonwealth of Pennsylvania.

     Other than as expressly addressed below, I express no opinion herein with respect to the application of or compliance with any federal or state securities or antitrust or unfair competition laws or regulations (including without limitation any filing or notice requirements thereunder), and for purposes of this opinion have assumed compliance by all parties with such laws and regulations.

     On the basis of and subject to the foregoing and the Limitations, qualifications and exceptions set forth herein, as well as my consideration of such questions of law as, in my judgment, are necessary or appropriate to enable me to render the opinions herein expressed, I am of the opinion, as follows:

     (1) The Company is a business trust, duly organized, validly existing and in good standing under the laws of Delaware. The company has the lawful power to engage in the business it presently conducts; and is duly licensed or qualified and in good standing in each jurisdiction wherein it owns or leases property or conducts a material amount of business.

     (2) The Company has full power to enter into, execute and deliver the Amendment and to perform its obligations under the Amendment; and all such actions have been duly authorized by all necessary proceedings on the part of the Company.

     (3) The Amendment has been duly and validly executed and delivered by the Company. The Amendment constitutes a legal, valid and binding obligation of the Company and is enforceable against the Company in accordance with its terms.

     (4) Neither the execution and delivery of the Amendment by the Company nor the consummation of the transactions contemplated in the amendment or compliance with the terms thereof by the Company, violate the declaration of trust, or by-laws, of the Company or violate any applicable law or result in a default under any material agreement or instrument, to which the Company is a party or is bound or to which it is subject or result in the creation or enforcement of any Lien, charge or

Noteholders
October __, 1997
Page3

encumbrance whatsoever upon any property of the Company or any of the other Subsidiaries or the other Pledgors (other than Liens granted under the Senior Loan Documents.

     (5) Except for Amendment No.3 to Credit Agreement between the Company and the Credit Facility Banks, which has been obtained, no consent, approval, exemption, order or authorization of, or registration or filing with any Official Body or any other persons is required by any Law or, to my knowledge, any agreement in connection with the execution and delivery of the Amendment by the Company.

     This opinion is made solely for the benefit of the Noteholders and their successors-in-interest; and no other person shall be entitled to rely thereon. Furthermore, I have rendered this opinion as of the date hereof, and I do not undertake to supplement my opinion with respect to factual matters or changes in the law which may hereafter occur. This opinion may not be assigned, quoted or used without my specific prior written consent.


                                        Sincerely,


                                        Joseph M. Huber
                                        Corporate Counsel
all of which together shall constitute one and the same instrument.

10.  Governing Law.

          This Supplemental Agreement shall be governed by and construed in accordance with the laws of the State of New York.

          If you are in agreement with the foregoing, please sign the form of acceptance in the space below provided, whereupon this Supplemental Agreement shall become a binding agreement between you and the company, subject to becoming effective as hereinabove provided.

                                   FEDERATED INVESTORS


                                   By [SIGNATURE ILLEGIBLE]
                                     -----------------------------
                                        TITLE:


ACCEPTED AND AGREED:

NOTEHOLDERS:

THE TRAVELERS INSURANCE COMPANY

BY  /s/ Craig H. Farnsworth
   ---------------------------
        Craig H. Farnsworth
     TITLE: 2/nd/ Vice President

Principal Amount of Notes Held: $25,000,000


CONNECTICUT GENERAL LIFE INSURANCE COMPANY

By CIGNA INVESTMENTS, INC.

    By_________________________
     TITLE:

Principal Amount of Notes Held: $15,000,000


CONNECTICUT GENERAL LIFE INSURANCE
  COMPANY, on behalf of one or more
  separate accounts

BY CIGNA INVESTMENTS, INC.

    By________________________
      Title:

all of which together shall constitute one and the same instrument.

10.  Governing Law.

          This Supplemental Agreement shall be governed by and construed in accordance with the laws of the State of New York.

          If you are in agreement with the foregoing, please sign the form of acceptance in the space below provided, whereupon this Supplemental Agreement shall become a bargaining agreement between you and the Company, subject to becoming effective as hereinabove provided.

                                  FEDERATED INVESTORS


                                  By_______________________
                                      Title:

ACCEPTED AND AGREED:

NOTEHOLDERS:

THE TRAVELERS INSURANCE COMPANY

By__________________________
   Title:

Principal Amount of Notes Held: $25,000,000


CONNECTICUT GENERAL LIFE INSURANCE COMPANY

By CIGNA INVESTMENTS, INC.

   By /s/ James F. Coggins Jr.
     ------------------------
      Title: James F. Coggins Jr., Managing Director

Principal Amount of Notes Held:  $15,000,000


CONNECTICUT GENERAL LIFE INSURANCE COMPANY, on behalf of one or more separate account

By CIGNA INVESTMENTS, INC.

   By /s/ James F. Coggins Jr.
     ------------------------
      Title: James F. Coggins Jr., Managing Director

Principal Amount of Notes Held:  $10,000,000


ALLSTATE LIFE INSURANCE

By [SIGNATURE ILLEGIBLE]
  ----------------------------
   Title: AUTHORIZES SIGNATORY

By [SIGNATURE ILLEGIBLE]
  ----------------------------
   Title: AUTHORIZES SIGNATORY

Principal Amount of Notes Held:  $12,500,000


ALLSTATE INSURANCE COMPANY

By [SIGNATURE ILLEGIBLE]
  ----------------------------
   Title: AUTHORIZED SIGNATORY

By [SIGNATURE ILLEGIBLE]
  ----------------------------
   Title: AUTHORIZED SIGNATORY

Principal Amount of Notes Held:  $7,500,000



NORTHERN LIFE INSURANCE COMPANY

By_____________________________
   Title:

Principal Amount of Notes Held:  $6,000,000


NORTHWESTERN NATIONAL LIFE INSURANCE COMPANY

By_____________________________
   Title:

Principal Amount of Notes Held:  $4,000,000


PROVIDENT LIFE AND ACCIDENT INSURANCE COMPANY

By____________________________
   Title:

Principal Amount of Notes Held:  $10,000,000

Principal Amount of Notes Held:  $10,000,000


ALLSTATE LIFE INSURANCE COMPANY

By____________________________
   Title:

By____________________________
   Title:

Principal Amount of Notes Held:  $12,500,000


ALLSTATE INSURANCE COMPANY

By____________________________
   Title:

By____________________________
   Title:

Principal Amount of Notes Held:  $7,500,000


NORTHERN LIFE INSURANCE COMPANY

By /s/ James V. Wittich
  ----------------------------
   Title: James V. Wittich
          Assistant Treasurer
Principal Amount of Notes Held:  $6,000,000


RELIASTAR LIFE INSURANCE COMPANY
f/k/a NORTHWESTERN NATIONAL LIFE INSURANCE COMPANY

By /s/ James V. Wittich
  ----------------------------
   Title: James V. Wittich
          Authorized Representative

Principal Amount of Notes Held:  $4,000,000


PROVIDENT LIFE AND ACCIDENT INSURANCE COMPANY.

BY____________________________
   Title

Principal Amount of Notes Held:  $10,000,000

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY


By /s/ Ernie P. Friesen
  --------------------------
         ERNIE P. FRIESEN
  Title: ASSISTANT VICE PRESIDENT
         INVESTMENTS


By /s/ Mark Corbett
  --------------------------
          MARK CORBETT
   Title: VICE PRESIDENT
          INVESTMENTS


Principal Amount of Notes Held:  $8,000,000

GREAT-WESTERN LIFE INSURANCE COMPANY

                             ERNIE P. FRIESEN
By  /s/ Ernie P. Friesen     VICE PRESIDENT
  --------------------------
   Title:                    INVESTMENTS

                             MARK CORBETT
By  /s/ Mark Corbett         VICE PRESIDENT
  --------------------------
   Title:                    INVESTMENTS

Principal Amount OF Notes Held:  $8,000,000

                                                                  EXHIBIT 1.2(a)

                      Attachments Available upon Request

                          LIST OF SECURITY DOCUMENTS

1.  Security Agreement
2.  Pledge Agreement
3.  Intercompany Subordination Agreement
4.  Proxies